                               EXHIBIT 10.18





                     _________________________________

                             CREDIT AGREEMENT

                                   among

                           SPARTAN STORES, INC.
                              (as Borrower),

                                    and

                          MICHIGAN NATIONAL BANK
                               (as a Bank),

                                    and

                          MICHIGAN NATIONAL BANK
                                (as Agent)

                                    and

                          THE BANKS LISTED ON THE
                          SIGNATURE PAGES HEREOF
                     _________________________________






                     _________________________________

                       Dated as of December 23, 1996
                     _________________________________

                             CREDIT AGREEMENT


     This CREDIT AGREEMENT (this "Agreement"), dated as of December 23, 1996, is entered into among SPARTAN STORES, INC., a Michigan corporation (the "Borrower"), THE BANKS LISTED ON THE SIGNATURE PAGES HEREOF (individually referred to herein as a "Bank" and collectively as the "Banks"), and MICHIGAN NATIONAL BANK, a national banking association, individually ("MNB"), and as agent for the Banks (the "Agent").

                                 RECITALS:

     A. The Borrower desires that the Banks extend certain credit facilities to the Borrower for the purposes set forth in Section 2.7 hereof.

     B. The Borrower also desires that each Issuing Bank (as defined herein) issue from time to time one or more letters of credit on behalf of the Borrower or certain of its subsidiaries, to secure the performance of certain obligations that the Borrower or such subsidiaries may have from time to time to third parties in the normal conduct of its business.

     C. The Borrower is also contemplating obtaining certain financing in a single private placement of debt through the capital markets up to the amount of $30,000,000 (the "Private Placement").

     NOW, THEREFORE, in consideration of the premises and the agreements herein contained the Borrower, the Banks, and the Agent agree as follows:

1.  DEFINITIONS.

     1.1 DEFINITIONS. For purposes of this Agreement, the following capitalized terms will have the following meanings:

     "AFFILIATE", as applied to any Person, means (a) any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. "Control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

     "AGENT" means Michigan National Bank, when acting as administrative agent for the Banks and not as a Bank, and any permitted successor(s) thereto, when so acting.

     "AGENT'S ADDRESS" means 77 Monroe Center, Grand Rapids, Michigan 49503, or such other address as Agent may hereafter specify to Borrower in writing.

     "AGENT'S COUNSEL" means Dykema Gossett PLLC, 200 Oldtown Riverfront Building, Grand Rapids, Michigan 49503.

     "BANK" means each and, when used in the plural, all of the banking institutions which have signed this Agreement (including Michigan National Bank, when acting as a Bank or in its individual capacity as MNB, and not as Agent) and their respective successor(s) and permitted assign(s).

     "BORROWER" means Spartan Stores, Inc., a Michigan corporation, and its permitted successor(s) and assign(s).

     "BORROWER'S ADDRESS" means P.O. Box 8700, 850 76th Street, S.W., Grand Rapids, Michigan 49518, or such other address as Borrower may hereafter specify to Agent in writing.

     "BORROWER'S COUNSEL" means Warner Norcross & Judd LLP, 900 Old Kent Building, Grand Rapids, Michigan 49503.

     "BUSINESS DAY" means (a) for all purposes other than as covered by clause (b) below, any day excluding (i) Saturday, (ii) Sunday, and (iii) any day that (1) is a legal holiday under the laws of the State of Michigan, Ohio or Illinois or (2) is a day on which banking institutions located in Michigan, Ohio or Illinois are authorized or required by law or other governmental action to close, and (b) with respect to all notices, determinations, fundings and payments made with or by reference to the LIBOR Rate or the LIBOR Average, any day that is a Business Day described in clause (a), and on which dealings in Dollars are conducted in the London interbank market.

     "CAPITAL LEASE", as applied to any Person, means any lease of any property (whether real, personal or mixed) by such Person as lessee which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease of such Person, other than, in the case of the Borrower or a Subsidiary, any such lease under which the Borrower or a Subsidiary is the lessor.

     "CAPITAL LEASE OBLIGATION", with respect to any Capital Lease, means the amount of the obligation of lessee thereunder, determined in accordance with GAAP, in respect of such Capital Lease.

     "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986.

     "CLOSING DATE" means the date this Agreement is executed and delivered.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMMERCIAL LETTER OF CREDIT" means a Letter of Credit issued for the benefit of a supplier or exporter (or such supplier's or exporter's confirming bank) offering the Issuing Bank's credit in connection with the purchase of goods by the Borrower or a Subsidiary from such supplier or exporter.

     "COMMITMENT" or "COMMITMENTS" means, as the context requires, one or more of (i) the Line of Credit Loan Commitments, the Single Facility Loan Commitment, or the Revolving Loan Commitments, or (ii) the Total Line of Credit Loan Commitment or the Total Revolving Loan Commitment.

     "CONSISTENT BASIS" means, in reference to the application of GAAP, that the accounting principles observed in the current period are comparable in all material respects to those applied in the preceding period.

     "CONSOLIDATED CURRENT ASSETS" means, with respect to the Borrower and its Subsidiaries, as of any date of determination, the total assets of the Borrower and its Subsidiaries that may properly be classified as current assets in conformity with GAAP on a consolidated basis.

     "CONSOLIDATED CURRENT LIABILITIES" means, with respect to the Borrower and its Subsidiaries, as of any date of determination, the total liabilities of the Borrower and its Subsidiaries that may properly be classified as current liabilities in conformity with GAAP on a consolidated basis.

     "CONSOLIDATED NET INCOME" means, for any period, the net earnings (or net loss) of the Borrower and its Subsidiaries for such period determined in accordance with GAAP on a consolidated basis.

     "CONSOLIDATED TOTAL ASSETS" means, as at any date of determination, the aggregate book value as of such date of the assets of the Borrower and its Subsidiaries, real, personal and mixed, determined on a consolidated basis in accordance with GAAP.

     "CONSOLIDATED TOTAL LIABILITIES" means, as of any date of determination, the total liabilities of the Borrower and its Subsidiaries, as determined in conformity with GAAP on a consolidated basis.

     "DEFAULTING BANK" means any Bank that, at the time funds were required to be provided under this Agreement by such Bank, (a) fails in its obligation to make any Loan pursuant to Section 2, (b) fails in its obligation to make available to an Issuing Bank such Bank's participation in any unreimbursed amount of any drawing under a Participated Letter of Credit, or (c) fails to pay Agent such Bank's Ratable Share of any expense or liability for which Agent has in writing requested reimbursement or indemnification.

     "DUAL FACILITY COMMITMENT" when used in reference to a single Bank, means that Bank's Line of Credit Loan Commitment or Revolving Loan Commitment, and when used in reference to all of the Banks, means the Total Line of Credit Loan Commitment or the Total Revolving Loan Commitment, as each of those terms are defined and used in Section 2.

     "DUAL FACILITY LOAN" OR "DUAL FACILITY LOANS" means one or more of the Revolving Loans or the Line of Credit Loans, or any combination thereof.

     "EFFECTIVE RATE" means the interest rate in effect for a Loan from time to time when such Loan is not in default, as set forth in Section 2.4 hereof.

     "EMPLOYEE BENEFIT PLAN" means an employee benefit plan within the meaning of Section 3(3) of ERISA maintained, sponsored or contributed to by the Borrower, a Subsidiary or any of their respective ERISA Affiliates.

     "ENVIRONMENTAL PROTECTION STATUTE" means any federal, state or local law, statute, or regulation enacted in connection with or relating to the protection or regulation of the environment, including, but not limited to, those laws, statutes and regulations regulating, relating to or imposing liability or standards of conduct concerning the disposal, removal, production, storing, refining, handling, transferring, processing or transporting of hazardous materials and any regulations issued or promulgated in connection with such statutes by any governmental agency or instrumentality, including, without limitation, CERCLA and RCRA.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as the same may from time to time be amended or supplemented, including any rules or regulations issued in connection therewith.

     "ERISA AFFILIATE," as applied to any Person, means any trade or business (whether or not incorporated) which is under common control with that Person within the meaning of Section 4001(b) of ERISA, Section 414(b),
(c), (m) or (o) of the Code, as amended, and the regulations promulgated thereunder.

     "EVENT OF DEFAULT" has the meaning set forth in Section 7.1 of this Agreement.

     "FASB" means the Financial Accounting Standards Board.

     "FISCAL YEAR" means, for the Borrower and the Subsidiaries, a period of 52 calendar weeks, with Fiscal Year 1997 beginning on March 30, 1996.

     "FIXED CHARGES" means, for any period, on a consolidated basis the sum of (a) all Rentals (other than Capital Lease Obligations) payable during such period by the Borrower and its Subsidiaries, and (b) Interest Expense on all Indebtedness (including the interest component of Capital Lease Obligations) of the Borrower and its Subsidiaries payable during such period.

     "FUNDED DEBT" means, with respect to the Borrower and its Subsidiaries as of any date of determination, all Indebtedness of the Borrower and its Subsidiaries that by its terms or by the terms of any instrument or agreement relating thereto matures one year or more from, or is directly renewable or extendable at the option of the debtor to a date one year or more from (including an option of the debtor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more from) the date of the creation thereof (excluding any portion thereof which is on such date included in current liabilities of such Person), determined on a consolidated basis in conformity with GAAP.

     "FUNDING DATE" means a Business Day on which Borrower has requested in accordance with this Agreement that a Loan be made or a Letter of Credit be issued hereunder.

     "GAAP" means generally accepted accounting principles as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the FASB or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination and which are applied on a Consistent Basis.

     "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "GUARANTY" as applied to any Person, means any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. The amount of any Guaranty shall be equal to the amount of the obligation guaranteed.

     "INCREASED COST" has the meaning assigned to that term in Section 3.5 of this Agreement.

     "INCREASED COST NOTICE" has the meaning assigned to that term in
Section 3.5 of this Agreement.

     "INCOME AVAILABLE FOR FIXED CHARGES" means, for any period, the sum of
(a) Consolidated Net Income during such period, PLUS (to the extent deducted in determining Consolidated Net Income), (b)(i) all provisions and reserves for any federal, state (including taxes payable on the consolidated "BUSINESS INCOME" of the Borrower and its Subsidiaries as such term is defined in the Michigan Single Business Tax MCLA <Section>208.1 ET. SEQ.) or other income taxes made by the Borrower and its Subsidiaries during such period, and (ii) Fixed Charges of the Borrower and its Subsidiaries during such period.

     "INDEBTEDNESS" means (i) all items of indebtedness of any Person, direct or indirect, joint or several, as determined in accordance with GAAP, plus (ii) any Guaranty by such Person.

     "INITIAL LETTERS OF CREDIT" means the Letters of Credit issued and outstanding on the Closing Date and specifically described in Schedule 3.6 to this Agreement.

     "INITIAL LINE OF CREDIT LOANS" means the Line of Credit Loans that are funded on or as of the Closing Date.

     "INITIAL LOANS" means the Initial Line of Credit Loans, the Initial Revolving Loans and the Initial Single Facility Loans.

     "INITIAL REVOLVING LOANS" means the Revolving Loans that are funded on or as of the Closing Date.

     "INITIAL SINGLE FACILITY LOANS" means the Single Facility Loans that are funded on or as of the Closing Date.

     "INTEREST EXPENSe" means, for any period, all interest and all amortization of debt discount and expense on any particular indebtedness (including, without limitation, payment-in-kind, zero coupon and any other like Security) for which such calculations are being made. Computations of Interest Expense on a PRO FORMA basis for Indebtedness having a variable interest rate shall be calculated at the rate in effect on the date of any determination.

     "INTEREST PERIOD", with respect to a LIBOR Rate Loan, has the meaning set forth in Section 2.4 hereof.

     "ISSUING BANK" means, with respect to each Letter of Credit, the Bank that issues such Letter of Credit.

     "LETTER OF CREDIT" or "LETTERS OF CREDIT" means any one or more letters of credit or similar instruments issued or to be issued by an Issuing Bank for the account of the Borrower or a Wholly-owned Subsidiary of the Borrower pursuant to Section 3.6, for the purpose of offering the Issuing Bank's credit to facilitate transactions that the Borrower or such Subsidiary may have from time to time to third parties in the normal conduct of their business and (a) as required by law or governmental rule or regulation, or (b) in accordance with custom and practice in the industry in which the Borrower is engaged.

     "LIBOR" means the arithmetic mean, truncated to the nearest one one-hundredth of a percent, of interbank interest rates offered by major banks in the London, United Kingdom market at 11:00 a.m. London Time, for U.S. dollar denominated deposits on deposit for a period of time equal to the Interest Period selected by and made available to the Borrower hereunder, as referenced and reported two (2) Business Days prior to the effective day of such rate by one of the following sources, selected by the Agent on an availability basis in descending order of priority: (i) the Telerate System "Page 3750" report of such interest rates as determined by the British Bankers Association; (ii) the Telerate System "LIBO Page" report of such interest rates as determined by Reuter's News Service; (iii) the Wall Street Journal, Midwest Edition, report of such interest rate; or
(iv) any other generally accepted authoritative source as the Agent may reference. LIBOR, as so determined with respect to Line of Credit Loans or Revolving Loans, will be fixed when calculating the Effective Rate until the last day of the specified Interest Period, if such last day is a Business Day, and if not, then until the next succeeding Business Day.

     "LIBOR AVERAGE" means a fully floating rate that is the thirty day average, as calculated by Agent on any day, of the One-month LIBOR reported on each calendar day during the thirty (30) day period that immediately precedes such calculation. For each calendar day during such thirty (30) day period which is not a Business Day, the One-month LIBOR shall be equal to the One-month LIBOR reported as of the Business Day next preceding the calendar day on which LIBOR is not reported. The LIBOR Average shall be redetermined as of each Business Day and, as so determined, fixed at such level until the following Business Day. The LIBOR Average may apply with respect to the determination of Effective Rates for Single Facility Loans only.

     "LIBOR AVERAGE LOAN" means a Single Facility Loan that bears interest at a rate determined by reference to the LIBOR Average.

     "LIBOR RATE" means the rate of interest payable on a Line of Credit Loan or Revolving Loan determined by reference to LIBOR.

     "LIBOR RATE LOAN" means a Loan, other than a Single Facility Loan, that bears interest at a rate determined by reference to the LIBOR Rate.

     "LIEN" means, as to any Person, any mortgage, lien, pledge, adverse claim, charge, security interest or other encumbrance in or on, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease with respect to, any property or asset of such Person, or the signing or filing of a financing statement which names such Person as debtor, or the signing of any security agreement authorizing any other party as the secured party thereunder to file any financing statement which names such Person as debtor.

     "LINE OF CREDIT LOAN" means a Loan that is made pursuant to Section
2.1 of this Agreement.

     "LINE OF CREDIT LOAN COMMITMENT" means the commitment of each Bank to make the Line of Credit Loans as set forth in Section 2.4.6.

     "LINE OF CREDIT MATURITY" means December 23, 1997; provided that if Borrower delivers to Agent, on or before October 1, 1997, and each anniversary thereof, Borrower's written request to extend the maturity date for the Line of Credit Loans, then the Line of Credit Maturity may be extended by written consent of the Requisite Banks (which for purposes of extending the Line of Credit Maturity means Banks whose Share of the Total Commitment (determined after excluding any Defaulting Bank) equals 100% in the aggregate), in their sole discretion, for the twelve month period succeeding the existing Line of Credit Maturity, subject to all of the terms and conditions of this Agreement, as the same may be supplemented or amended.

     "LINE OF CREDIT NOTES" has the meaning set forth in Section 2.5.1 of this Agreement.

     "LOAN" or "LOANS" means one or more of the Revolving Loans, the Line of Credit Loans, the Single Facility Loans or any combination thereof.

     "LOAN DOCUMENTS" means this Agreement, the Notes, and all other documents, instruments or certificates delivered to the Agent or the Banks in connection with this Agreement, the Loans and the Letters of Credit.

     "MATERIAL ADVERSE EFFECT" means, as applied to any Person, a material adverse effect on such Person's business, properties, operations or condition (financial or otherwise); PROVIDED, that such term, when used in reference to the Borrower or its Subsidiaries, or without reference to any particular Person, shall mean such effect on the Borrower and its Subsidiaries, taken as a whole, and includes any material adverse effect on the Borrower's ability to perform its obligations under the Loan Documents.

     "MATURITY DATE" means, as applied to a Line of Credit Loan, the Line of Credit Maturity, as applied to a Revolving Loan, the Revolving Loan Maturity, and as applied to a Single Facility Loan, the Single Facility Loan Maturity.

     "MAXIMUM RATE" means the maximum non-usurious rate of interest that the Banks are allowed to contract for, charge, take, reserve or receive under the applicable laws of any applicable state or of the United States of America (whichever from time to time permits the highest rate for the use, forbearance or detention of money) after taking into account, to the extent required by applicable law, any and all relevant payments or charges under this Agreement, the Notes or under any other document or instrument executed and delivered in connection herewith and the indebtedness evidenced by the Notes.

     "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA to which the Borrower, a Subsidiary or any of their ERISA Affiliates has, or has had, any obligation to contribute on behalf of its employees.

     "NET WORTH" means, with respect to the Borrower and its Subsidiaries, as of any date of determination, the sum of common shareholders' equity, determined in accordance with GAAP on a consolidated basis.

     "NON-PARTICIPATED LETTER OF CREDIT" means a Letter of Credit issued by MNB pursuant to section 3.6.5, so long as such letter is not converted by MNB to a Participated Letter of Credit.

     "NOTES" means the Line of Credit Notes, the Revolving Notes, the Single Facility Note and any other promissory notes issued by Borrower to the order of any Bank evidencing the Obligations of Borrower to repay the Loans.

     "NOTICE OF BORROWING" means a notice substantially in the form of
Exhibit I annexed hereto with respect to a proposed borrowing or Letter of Credit issuance.

     "OBLIGATIONS" means any and all liabilities, obligations, or indebtedness owing by Borrower to any Bank under the Loan Documents, of any kind or description, irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.

     "ONE-MONTH LIBOR" means LIBOR for U.S. dollar denominated thirty day deposits.

     "PARTICIPATED LETTER OF CREDIT" means any Letter of Credit, other than a Non-participated Letter of Credit.

     "PERMITTED INDEBTEDNESS LIMITATION" has the meaning assigned to such term in Section 6.1 of this Agreement.

     "PERSON" or "PERSONS" means natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, lenders, trust companies, land trusts, vehicle trusts, business trusts or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

     "PLAN" means a PENSION PLAN, as such term is defined in ERISA, established or maintained by the Borrower or any ERISA Affiliate or as to which the Borrower or any ERISA Affiliate contributed or is a member or otherwise may have any liability.

     "PRIME RATE" means the rate that MNB announces from time to time as its prime lending rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. MNB may make commercial loans or other loans at rates of interest at, above or below the Prime Rate. Any change in any of the interest rates determined by reference to a Prime Rate will become effective on the day that the change in the Prime Rate is effective.

     "PRIME RATE LOAN" means a Loan that bears interest at a rate determined by reference to the Prime Rate.

     "PROHIBITED TRANSACTION" has the meaning set forth in Section 406 or
Section 2003(a) of ERISA.

     "QUARTER" or "QUARTERLY" means, for the Borrower and the Subsidiaries, a period of 3 months, with the first Quarter of Fiscal Year 1997 beginning on March 31, 1996.

     "RATABLE SHARE" means the percentage, for each Bank, shown on the signatures pages of this Agreement, of such Bank's Ratable Share of the Total Dual Facility Commitment or Share of the Total Commitment, as the context provides. Aggregate advances of Line of Credit Loans and Revolving Loans and Participated Letter of Credit reimbursements for each Bank will be limited to the maximum U.S. dollar amount also shown on the signature pages of this Agreement.

     "RCRA" means the Resource, Conservation and Recovery Act, as amended.

     "RENTALS" means and includes, as of the date of any determination thereof, all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Borrower or a Subsidiary, as lessee or sublessee under a lease of real or personal property (LESS, in the case of any determination of Fixed Charges, any Rentals received by the Borrower or such Subsidiary as sublessor under any sublease of the same such real or personal property), but shall be exclusive of any amounts required to be paid by the Borrower or a Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "PERCENTAGE LEASES" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues and if any such percentage lease does not so provide for minimum rents, then fixed rents under any such percentage lease shall be computed on the basis of the amount of the last payment of rent next preceding any date of determination thereof.

     "REPORTABLE EVENT" has the meaning set forth in Section 4043 of ERISA.

     "REQUIREMENT OF LAW" means, with respect to any Person, the articles (or certificate) of incorporation and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "REQUISITE BANKS" means, except as expressly set forth in this Agreement, Banks whose aggregate Share of the Total Commitment exceeds 66-2/3%, excluding from both the numerator and denominator, however, any Defaulting Bank; provided, Agent will not agree (and Borrower acknowledges that written consent is required) to change a Maturity Date, Funding Date, payment date, interest rate, this definition of Requisite Banks, the Total Commitment, any Bank's Revolving Loan Commitment or Line of Credit Loan Commitment, any Bank's share of the Total Commitment or any fee payable by the Borrower hereunder, without the prior written consent of the "Requisite Banks", which shall mean for those purposes Banks (determined after excluding any Defaulting Bank) whose Share of the Total Commitment is 100% in the aggregate.

     "REVIEW PERIOD" has the meaning assigned to that term in Section 2.6 of this Agreement.

     "REVOLVING LOAN" means a Loan that is made pursuant to Section 2.2 of this Agreement.

     "REVOLVING LOAN COMMITMENT" means the commitment of each Bank to make the Revolving Loans as set forth in Section 2.4.6.

     "REVOLVING LOAN MATURITY" means December 23, 1999; provided that if Borrower delivers to Agent on or before October 1, 1999, and each anniversary thereof, Borrower's written request to extend the maturity date for the Revolving Loans, then the Revolving Loan Maturity may be extended by written consent of the Requisite Banks (which for purposes of extending the Revolving Loan Maturity means Banks whose Share of the Total Commitment (determined after excluding any Defaulting Bank) equals 100% in the aggregate), in their sole discretion, for the twelve month period succeeding the existing Revolving Loan Maturity, subject to all of the terms and conditions of this Agreement, as the same may be supplemented or amended.

     "REVOLVING NOTES" has the meaning set forth in Section 2.5.2 of this Agreement.

     "SEC" means the Securities and Exchange Commission or any successor agency.

     "SECURITY" has the meaning set forth in Section 2(1) of the Securities
Act.

     "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, the rules and regulations promulgated thereunder, and any successor statute.

     "SHARE OF THE TOTAL COMMITMENT" means, with respect to each Bank, the percentage as shown for such Bank in the signature pages of this Agreement.

     "SHAREHOLDERS' EQUITY" means, as at any date of determination, the shareholders equity of the Borrower and its Subsidiaries appearing on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP as of such date of determination.

     "SINGLE FACILITY LOAN" means a Loan that is made pursuant to Section
2.3 of this Agreement.

     "SINGLE FACILITY LOAN COMMITMENT" means the commitment to make the Single Facility Loans as set forth in Section 2.3.

     "SINGLE FACILITY LOAN MATURITY" means December 23, 1999; provided that if Borrower delivers to MNB, on or before October 1, 1999, and each anniversary thereof, Borrower's written request to extend the maturity date for the Single Facility Loans, then the Single Facility Loan Maturity may be extended by written consent of MNB for the twelve month period succeeding the existing Single Facility Loan Maturity, subject to all of the terms and conditions of this Agreement, as the same may be supplemented or amended.

     "SINGLE FACILITY NOTE" has the meaning set forth in Section 2.5.3 of this Agreement.

     "STANDBY LETTER OF CREDIT" means a Letter of Credit, other than a Commercial Letter of Credit.

     "SUBSIDIARY" of any Person means (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned or controlled by such Person, directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such Person, directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time. Unless expressly stated otherwise, each reference to a Subsidiary in any Loan Document means a Subsidiary of Borrower.

     "TAXES" means any taxes, charges, fees, levies or other assessments based upon or measured by net or gross income, gross receipts, sales, use, ad valorem, transfer, franchise, withholding, payroll, employment, excise, premium or property taxes, together with any interest and penalties, additions to tax and additional amounts imposed by any federal, state, local or foreign taxing authority upon any Person.

     "TO THE BEST OF BORROWER'S KNOWLEDGE", and any other phrase regarding the Borrower's knowledge with respect to the existence or absence of facts, means (i) the actual knowledge of the officers and directors of Borrower, and (ii) the knowledge that could be acquired by such Persons after due inquiry.

     "TOTAL COMMITMENT" means the sum of the Total Line of Credit Loan Commitment, the Total Revolving Loan Commitment, and the Single Facility Loan Commitment, as each are defined herein and in effect from time to time.

     "TOTAL DUAL FACILITY COMMITMENT" means the sum of the Total Line of Credit Loan Commitment and the Total Revolving Loan Commitment, as each of those terms are defined and used in Section 2, and as each are in effect from time to time.

     "TOTAL LINE OF CREDIT LOAN COMMITMENT" has the meaning assigned to that term in Section 2.1.

     "TOTAL REVOLVING LOAN COMMITMENT" has the meaning assigned to that term in Section 2.2.

     "UNMATURED EVENT OF DEFAULT" means an event, act, or occurrence which with the giving of notice or the lapse of time, or both, would become an Event of Default.

     "VOTING STOCK" means capital stock of a corporation, the holders of which are ordinarily, in the absence of contingencies, entitled to vote in the elections of the corporate directors (or persons performing similar functions).

     "WHOLLY-OWNED SUBSIDIARY" means any Subsidiary, all of the equity Securities (except directors' qualifying shares) of which are owned by the Borrower or another Wholly-owned Subsidiary.

     "YIELD MAINTENANCE PAYMENT" means, for each LIBOR Rate Loan, an amount, if positive, which the Borrower is required to pay to maintain each Bank's anticipated Loan yield with respect to such LIBOR Rate Loan, which is the product of (a) the dollar amount of such LIBOR Rate Loan, which for any voluntary or involuntary reason (i) is not disbursed on the Funding Date as a result of the Borrower's revocation of its request or non-acceptance of funds or (ii) is repaid on a date which is not the last day of an Interest Period, (b) the difference between the Effective Rate immediately prior to such event and the LIBOR Rate, as determined by Agent by reference to the current yield for LIBOR rate funds having an Interest Period beginning, as close as possible, on the date of such event and ending at the expiration of the Interest Period in effect with respect to the subject Loan, and (c) the ratio of the number of full calendar days which on the date of such event remain until the conclusion of the applicable Interest Period and 360 days.

     1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein, to the extent not inconsistent with definitions set forth in
Section 1.1 of this Agreement, will be construed in accordance with GAAP as in effect from time to time. When used herein, the term "financial statements" will include the notes and schedules thereto.

     1.3  OTHER DEFINITIONAL PROVISIONS.

          (a) Unless otherwise specified therein, all terms defined in this Agreement will have the defined meanings when used in the Loan Documents or any certificate or other document made or delivered pursuant hereto.

          (b) Section, subsection, Schedule and Exhibit references contained in this Agreement are references of Sections, subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

          (c) Any of the terms defined in Section 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

2.  AMOUNTS AND TERMS OF LOANS.

     2.1 AMOUNT OF LINE OF CREDIT LOAN COMMITMENT. Subject to the terms and conditions hereof, Banks agree to advance to Borrower until the Line of Credit Maturity, as Borrower may request in accordance with Section 2.4 hereof, up to the aggregate principal amount of $60,000,000 (the "Total Line of Credit Loan Commitment"). Amounts borrowed as Line of Credit Loans may be borrowed, repaid and reborrowed.

     2.2 AMOUNT OF REVOLVING LOAN COMMITMENT. Subject to the terms and conditions hereof, Banks agree to advance to Borrower until the Revolving Loan Maturity, as Borrower may request in accordance with Section 2.4 hereof, up to the aggregate principal amount of $60,000,000 (the "Total Revolving Loan Commitment"). Amounts borrowed as Revolving Loans may be borrowed, repaid and reborrowed.

     2.3 AMOUNT OF SINGLE FACILITY LOAN COMMITMENT. Subject to the terms and conditions hereof, MNB agrees to advance to Borrower until the Single Facility Loan Maturity, as Borrower may request in accordance with Section
2.4 hereof, up to the aggregate principal amount of $20,000,000 (the "Single Facility Loan Commitment"). Amounts borrowed as Single Facility Loans may be borrowed, repaid and reborrowed.

     2.4  NOTICE AND MANNER OF BORROWING.

          2.4.1 Borrower may select from one of the following interest rate options when requesting a Dual Facility Loan:

          (a)  The Prime Rate, less .90%; or

          (b)  LIBOR, plus .50%.

PROVIDED, HOWEVER, that if, any consolidated financial statements of the Borrower and the Subsidiaries indicate that on and as of the last day of a Quarter, the ratio of Consolidated Total Liabilities to Shareholders' Equity was less than 2:1, then during the 90 day period immediately following Agent's receipt of such financial statements, the Effective Rates for all Dual Facility Loans shall be as follows:

          (i)  with respect to Prime Rate Loans, the Prime Rate, less
               1.00%; and

          (ii) with respect to LIBOR Rate Loans, LIBOR, plus .40%.

          2.4.2 Each Dual Facility Loan for which the interest rate option set forth in subsection 2.4.1(b) is selected will be for a specified time period (each an "Interest Period") of 1 month, 2 months, 3 months or 6 months in each instance, with a specified due date not later than the

Maturity Date for such Loan. Line of Credit Loans may be obtained until the Line of Credit Maturity, at which time all principal and interest outstanding on the Line of Credit Loans will be immediately due and payable by Borrower to Agent. Revolving Loans may be obtained until the Revolving Loan Maturity, at which time all principal and interest outstanding on the Revolving Loans will be immediately due and payable by Borrower to Agent.

          2.4.3 Borrower may select from one of the following interest rate options when requesting a Single Facility Loan:

          (a)  The Prime Rate, less .90%; or

          (b)  the LIBOR Average, plus .60%.

          2.4.4 Single Facility Loans may be obtained until the Single Facility Loan Maturity, at which time all principal and interest outstanding on all Single Facility Loans will be immediately due and payable by Borrower to MNB.

          2.4.5 Borrower shall give Agent notice of its request for each Loan or Letter of Credit in substantially the form of EXHIBIT I hereto (a "Notice of Borrowing") not later than 12:30 p.m., Grand Rapids, Michigan time (a) three (3) Business Days prior to the date such Loan is requested to be made if such Loan is to be a LIBOR Rate Loan, (b) three (3) Business Days prior to the date a Letter of Credit is requested to be issued, and
(c) on the date such Loan is requested to be made in all other cases, which notice shall specify (i) whether a Revolving Loan, a Line of Credit Loan, a Single Facility Loan or a Letter of Credit is requested, (ii) if a Loan is requested, the interest rate option chosen with respect to such Loan and the account into which the Loan funds should be deposited, and (iii) in the case of each requested LIBOR Rate Loan, the Interest Period to be applicable to such Loan. Agent shall provide notice of each requested Dual Facility Loan or Participated Letter of Credit to each Bank. Subject to the terms and conditions of this Agreement, the proceeds of each such requested Loan (other than a Letter of Credit) shall be made available to Borrower by depositing the proceeds thereof, in immediately available funds, in an account of the Borrower or a Wholly-owned Subsidiary designated by the Borrower maintained at the principal office of Agent. Notwithstanding anything to the contrary contained in this Agreement, in the event that a Loan is to be made to reimburse an Issuing Bank for funds drawn upon a Letter of Credit, (i) if MNB is the Issuing Bank, MNB may, in its sole discretion, elect to disburse such funds from the Single Facility Loan Commitment as a Prime Rate Loan, and (ii) in all other cases, such Loan may (subject to availability) be a Prime Rate Loan disbursed under the Line of Credit Loan Commitment. Borrower shall provide to Agent a written schedule of individuals who are authorized to request (i) Loans on behalf of Borrower or (ii) Letters of Credit on behalf of Borrower or a Wholly-owned Subsidiary, which schedule may be amended by Borrower in its discretion. Agent and the Banks may rely on the most recent schedule received by Agent to make Loans and issue Letters of Credit hereunder. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, Borrower shall be deemed to be the borrower of all Loans, and shall be liable for the payment and performance with respect to all sums and obligations arising in favor of Agent, MNB, and Banks, under this Agreement or any other Loan Document.

          2.4.6 Each Bank's commitment to make Line of Credit Loans to the Borrower pursuant to this Agreement is called its "Line of Credit Loan Commitment", and each Bank's commitment to make Revolving Loans to the Borrower under this Agreement is called its "Revolving Loan Commitment". The initial amounts of each Bank's Line of Credit Loan Commitment and Revolving Loan Commitment are shown on the signature pages of this Agreement. Neither the Agent nor any Bank shall be responsible for the failure of any other Bank to make its Ratable Share available on the applicable Funding Date.

          2.4.7 Upon fulfillment of the conditions set forth in Sections 2.4, 2.10, and 3.4 of this Agreement (and subject to Agent's then current deadlines for wire transfers and crediting of Agent and Bank accounts), Agent will disburse such Loan (other than a Letter of Credit) to Borrower in immediately available funds at Borrower's expense.

          2.4.8 Banks will have no obligation to honor any request for a Loan if giving effect to such request would cause the total number of outstanding Dual Facility Loans to exceed 10. For purposes of calculating the foregoing limitation: (a) each LIBOR Rate Loan for which a distinct Interest Period applies will be counted as a single Loan, and (b) all Prime Rate Loans will be counted as a single Loan.

          2.4.9 If the Borrower fails to either (a) repay any LIBOR Rate Loan upon the expiration of its Interest Period, or (b) timely deliver a Notice of Borrowing with respect to the principal component of such funds, subject to the other terms and conditions of this Agreement (including, without limitation, the Commitment maximums established in this Agreement), Borrower shall be deemed to have delivered to the Agent a Notice of Borrowing for the principal component of such funds as a Prime Rate Loan disbursed from the Line of Credit Loan Commitment with a Funding Date equal to the maturity date of the expiring Interest Period.

          2.4.10 The minimum amount of a Loan made on any Funding Date shall be the least of the following: (i) $1,000,000 and integral multiples of $100,000 in excess of that amount, (ii) the unutilized amount of the Commitment from which the Loan is requested, or (iii) with respect to a reimbursement for funds drawn upon a Letter of Credit, the amount of such reimbursement.

     2.5  AUTHORIZATION AND ISSUANCE OF NOTES.

          2.5.1 All Loans made by the Banks as Line of Credit Loans will be evidenced by separate promissory notes of Borrower, in the form of
EXHIBIT II to this Agreement (each a "Line of Credit Note" and collectively the "Line of Credit Notes"), to be executed and delivered by Borrower to each of the Banks, in the principal amount of each such Bank's Line of Credit Loan Commitment, on the Closing Date.

          2.5.2 All Loans made by the Banks as Revolving Loans will be evidenced by separate promissory notes of Borrower, in the form of EXHIBIT III to this Agreement (each a "Revolving Note" and collectively the "Revolving Notes"), to be executed and delivered by Borrower to each of the Banks, in the principal amount of each such Bank's Revolving Loan
Commitment, on the Closing Date.

          2.5.3 All Loans made as Single Facility Loans will be evidenced by a single promissory note of Borrower, in the form of EXHIBIT IV to this Agreement (the "Single Facility Note"), to be executed and delivered by Borrower, in the stated principal amount of $20,000,000, on the Closing Date.

     2.6 UNUSED COMMITMENT - DUAL FACILITY LOANS. Beginning on the Closing Date and ending on the later of the Line of Credit Loan Maturity and the Revolving Loan Maturity, Borrower will pay to the Agent, for each calendar quarter, in arrears, from funds other than those supplied by the Loans, an amount equal to the quotient of (a) .15% of the daily average unused portion during such quarter, of the Total Dual Facility Commitment (determined by subtracting from the Total Dual Facility Commitment the sum of (i) outstanding principal under Line of Credits Loans and the Revolving Loans, plus (ii) the sum of the face amounts of all outstanding Participated Letters of Credit and reimbursement obligations of the Borrower with respect to Participated Letters of Credit), as in effect from time to time, (b) divided by 4. Agent will provide to Borrower, promptly upon the end of each calendar quarter, a statement setting forth the fee owing by Borrower under this Section 2.6 for the immediately preceding calendar quarter (each a "Fee Statement"), which will be deemed to be correct and accepted by Borrower, unless Agent receives a written statement of exceptions from Borrower within sixty (60) days after such statement has been rendered to Borrower (the "Review Period"). Borrower shall pay to Agent the amount set forth on the Fee Statement within 10 days after such statement has been rendered to Borrower, notwithstanding that the Review Period will not have expired at such time.

     2.7 USE OF PROCEEDS. The proceeds of the Loans will be used by Borrower (a) to repay and replace certain line of credit Indebtedness outstanding from the Banks immediately prior to the execution of this Agreement, (b) for general corporate purposes, (c) for general working capital needs, (d) with respect to Single Facility Loans and Line of Credit Loans, to reimburse the Banks for funds drawn under Letters of Credit, and
(e) to pay fees and expenses arising in connection with this Agreement and the transactions contemplated hereby.

     2.8  PAYMENT.

          2.8.1 Interest will be paid by Borrower upon the principal balance outstanding from time to time under each Loan, in arrears (i) with respect to all Loans other than LIBOR Rate Loans, monthly as set forth in the immediately succeeding paragraph, (ii) with respect to each LIBOR Rate Loan having an Interest Period of 3 months or less, at the expiration of the Interest Period, (iii) with respect to each LIBOR Rate Loan having an Interest Period of more than 3 months, at the end of each calendar quarter in accordance with the immediately succeeding paragraph and at the expiration of the Interest Period, (iv) upon any prepayment of any such Loan (to the extent accrued on the amount being prepaid), and (v) at maturity.

     Agent will provide Borrower, on or about the 20th day of each calendar month, a statement setting forth the interest owing, and in the reasonable estimation of Agent the interest that will accrue, with respect to the Loans for the calendar month for which the statement is provided (each an "Interest Statement"). Each Interest Statement will also reflect any adjustments necessary for any discrepancies between estimated and actual accrued interest determined since the immediately preceding Interest Statement. With respect to determinations of actual accrued interest, each Interest Statement will be deemed to be correct and accepted by Borrower, unless Agent receives a written statement of exceptions from Borrower within sixty (60) days after such statement has been received by Borrower. Borrower shall pay to Agent the amount set forth on the Interest Statement on or before the later to occur of (i) the tenth day after the Interest Statement has been rendered to Borrower, and (ii) the date specified on the Interest Statement, notwithstanding that the review period will not have expired at such time.

          2.8.2  Principal will be repaid by Borrower to Agent, as follows:

          (a) The outstanding principal amount of each LIBOR Rate Loan will be payable (i) subject to any right of the Borrower to reborrow such funds, in full, upon the expiration of the Interest Period applicable to such Loan, (ii) at maturity, and (iii) otherwise as set forth in Section
2.9 below; and

          (b) The outstanding principal amount of each Prime Rate Loan and LIBOR Average Loan will be payable (i) at maturity, (ii) as Borrower, in its sole discretion, determines that working capital permits, and (iii) otherwise as set forth in Section 2.9 below.

     All payments of principal and interest by Borrower to Agent shall be made in immediately available United States funds.

     2.9  PREPAYMENTS.

          2.9.1 Borrower may prepay, in whole or in part, at any time, without premium or penalty, any Prime Rate Loan or any LIBOR Average Loan. LIBOR Rate Loans may only be prepaid upon five (5) days' prior written notice, from Borrower to Agent, and upon payment by Borrower on the date of prepayment a Yield Maintenance Payment. The Borrower's non-acceptance of funds or revocation of a request for LIBOR Rate Loan funds shall be deemed to be a prepayment on the proposed Funding Date in the full amount of the requested Loan amount. The minimum amount of any prepayment made under this Section 2.9.1 shall be the least of (a) $100,000 and integral multiples of $100,000 in excess of that amount or (b) the outstanding principal with respect to a Loan.

          2.9.2 If at any time the total outstanding amount of Line of Credit Loans will exceed the Total Line of Credit Loan Commitment, the total outstanding amount of Revolving Loans will exceed the Total Revolving Loan Commitment, or the total outstanding amount of Single Facility Loans will exceed the Single Facility Loan Commitment, Borrower shall within two Business Days after such excess arises remit and pay to Agent, or MNB, as the case may be, such amounts as may be necessary to reduce such outstanding amount to the applicable Commitment.

          2.9.3 Any principal prepayment shall be applied (a) as between Prime Rate Loans and LIBOR Rate Loans, first to Prime Rate Loans to the full extent thereof before application to LIBOR Rate Loans, and (b) as among Line of Credit Loans, Revolving Loans and Single Facility Loans, pro rata on the basis of the aggregate outstanding balance of each such Loans on the date of repayment; provided, however, that so long as no Event of Default or Unmatured Event of Default has occurred or exists, voluntary principal prepayments shall be applied as directed by the Borrower.

          2.9.4 Borrower shall pay to Agent with respect to (i) prepayments of Dual Facility Loans that are LIBOR Rate Loans (regardless of whether such prepayments are voluntary or mandatory), and (ii) non-acceptance of funds or revocation of a request for a LIBOR Rate Loan, the applicable Yield Maintenance Payment. Such Yield Maintenance Payments shall be due, with respect to a mandatory prepayment, on the due date of such mandatory prepayment, with respect to a voluntary prepayment, on the date of such prepayment, and with respect to non-acceptance of funds or revocation of a request for a LIBOR Rate Loan, immediately upon demand of the Agent.

          2.9.5 Without in any way affecting Borrower's obligations arising under this Agreement prior to such termination (including, without limitation, the obligation to repay amounts owing under the Notes or this Agreement), Borrower may terminate the Line of Credit Loan Commitment, the Revolving Loan Commitment or the Single Facility Loan Commitment at any time upon delivery of written notice to Agent thirty (30) days prior to such termination.

     2.10  LOAN DISBURSEMENT AND ACCOUNTS.

          2.10.1 All Loans will be made by Agent on behalf of the Banks on the requested Funding Date, except that the Ratable Share of any Bank which the Agent receives after 2:30 p.m., Grand Rapids, Michigan time on the Funding Date, or at any time after the Funding Date, will be disbursed on the Business Day following its receipt. Nothing in this Agreement or any other Loan Document is to be construed to require Agent to advance funds on behalf of any Bank.

          2.10.2 Agent will have no liability to Borrower or any Wholly-owned Subsidiary for the failure of any Bank to make a Loan on the Funding Date.

          2.10.3 All payments in respect of Loans, interest, fees or expenses incurred by the Banks and required by Borrower to be reimbursed will be deemed paid when immediately available U.S. currency or its equivalent is paid in the amount required by Borrower to Agent.

          2.10.4 Loans will be charged to an account in Borrower's name on Agent's books, and Agent will debit to such account the amount of each Loan when made and credit to such account the amount of each repayment thereunder. Agent will provide to Borrower, from time to time, a statement setting forth the debit balance in the loan account, which will be deemed to be correct and accepted by Borrower, unless Agent receives a written statement of exceptions within sixty (60) days after such statement has been received by Borrower. Such statement will be prima facie evidence of the correctness of the Loan balances and payment amounts owing to the Banks by Borrower hereunder, unless there will be manifest error evident on its face. Similarly, each Bank is hereby authorized by Borrower to record in its books and records, the date, and amount and type of each Loan and the duration of the related Interest Period (if applicable), the amount of each payment or prepayment of principal thereon, which books and records shall constitute prima facie evidence of the information so recorded, PROVIDED, HOWEVER, that failure of any Bank to record, or any error in recording, any such information shall not relieve Borrower of its obligation to repay the outstanding principal amounts of the Loans, all accrued interest thereon and other amounts payable with respect thereto in accordance with the terms of the Notes and this Agreement.

     2.11 PRIVATE PLACEMENT REDUCTION. Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, the Total Line of Credit Loan Commitment and the Total Revolving Loan Commitment will each be reduced by $.333 for each dollar obtained at any time during the term of this Agreement in connection with the Private Placement.

3.  GENERAL PROVISIONS.

     3.1 AGENT'S FEE. Borrower will pay to Agent on the Closing Date a fee in an amount agreed upon by the Agent and the Borrower for Agent's agreement to serve as agent hereunder.

     3.2  DEFAULT RATE, ETC.

          3.2.1 Without affecting any Bank's rights and remedies provided for herein and in the Notes, after any Event of Default, (i) the entire outstanding principal balance of the Dual Facility Loans will, at the option of the Requisite Banks, and (ii) the entire outstanding principal balance of the Single Facility Loans will, at the option of MNB, bear interest at two percent (2%) per annum in excess of the otherwise Effective Rate for such Loans.

          3.2.2 In addition to, and not in lieu of any amounts that may be owing under 3.2.1 above, if any required payment under any Note is not paid within ten (10) days from the date it is due, at the option of the Requisite Banks with respect to the Dual Facility Loans and MNB with respect to the Single Facility Loans, a late charge of five cents ($.05) for each dollar of the payment so overdue may be charged.

     3.3  COMPUTATION OF INTEREST AND FEES; MAXIMUM INTEREST RATE.

          3.3.1 All computations of interest on the Loans and interest due thereunder for any period will be calculated on the basis of the actual number of days elapsed over a year of three hundred sixty (360) days. Interest will accrue from the date of any Loan up to but excluding the date of repayment of such Loan, in accordance with the provisions hereof.

          3.3.2 Notwithstanding anything to the contrary contained in this Agreement, Borrower will not be obligated to pay, and the Banks will not be entitled to charge, collect or receive, interest in excess of the Maximum Rate and in the event the Banks ever receive, collect or apply, as interest, any such excess, such amount which would be excessive interest will be deemed a partial prepayment of principal and treated hereunder as such; and, if the principal hereof is paid in full, any remaining excess will immediately be returned to Borrower. If any construction of this Agreement, the Notes or the other Loan Documents indicates a different right given to the Banks to ask for, demand or receive any larger sum as interest, such as a mistake in calculation or wording, this clause will override and control, it being the intention of Borrower and the Banks that this Agreement, the Notes and the other Loan Documents will in all respects comply with applicable law, and proper adjustment will automatically be made accordingly. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Rate, Borrower and the Banks will, to the maximum extent permitted by law (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest; (b) exclude voluntary prepayments and the effects thereof; and
(c) amortize, prorate, allocate and spread the total amount of interest through the entire contemplated term of such indebtedness until payment in full of the principal (including the period of any extension or renewal thereof) so that the interest on account of such indebtedness will not exceed the Maximum Rate.

     3.4 CONDITIONS PRECEDENT TO ALL SUBSEQUENT LOANS. The obligation of the Banks and each of them to make Loans or issue Letters of Credit after the Closing Date is subject to the fulfillment, in form and substance satisfactory to Agent and its counsel, of each of the following conditions on or before the date of each such Loan or Letter of Credit:

          3.4.1 As of the date of making each Loan or issuance of Letter of Credit, no Event of Default and no Unmatured Event of Default will have occurred and be continuing, nor will either result from or exist after the making of such Loan or issuance of such Letter of Credit.

          3.4.2 This Agreement and each of the other Loan Documents will be in full force and effect.

          3.4.3  Each of the representations and warranties contained in
Section 4 of this Agreement or in any other Loan Document, document or financial statement furnished by or on behalf of Borrower to any Bank, will be true and correct in all material respects on and as of the date of the Loan (unless stated to relate to a specific earlier date, in which case such representations and warranties will be true and correct in all material respects as of such earlier date).

          3.4.4 There will have been no change that has a Material Adverse Effect on the Borrower or any Subsidiary since the date of the most recent financial statements of Borrower and the Subsidiaries delivered to Agent.

          3.4.5 There shall be no law, rule, regulation, judgment, order or decree passed, promulgated or entered by any Governmental Authority prohibiting or restricting such Loan or Letter of Credit.

     3.5  COMPENSATION FOR INCREASED COSTS.

          3.5.1 In the event after the date of this Agreement, any introduction of any law, or any change in any law, or the interpretation or application thereof by any court or Governmental Authority charged with the administration thereof, or the compliance with any guideline or request from any Governmental Authority (whether or not having the force of law), which has the effect of subjecting the Requisite Banks (which for purposes of this Section 3.5 means Banks whose aggregate Share of the Total Commitment exceeds 66-2/3%, excluding from both the numerator and denominator, however, any Defaulting Bank) to any tax, deduction or withholding with respect to this Agreement or any other Loan Document (other than any tax incurred by or based upon the overall net income of any such Banks), and the result thereof is to increase the cost to the Requisite Banks, reduce the income receivable by the Requisite Banks, impose any expense upon the Requisite Banks or reduce the amount of any payment receivable by the Requisite Banks with respect to their Commitments hereunder, or any portion thereof, by an amount which the Requisite Banks deem to be material (an "Increased Cost"), then any Bank affected by either of the foregoing shall from time to time notify the Agent and Borrower thereof by delivery of a certificate of an officer of such Bank of the nature described in the next sentence (an "Increased Cost Notice"), and, subject to paragraph 3.5.4 below, the Borrower shall pay to the Agent for delivery to such Bank that amount which shall compensate such Bank (on an after tax basis) for such Increased Cost. A certificate setting forth in reasonable detail such Increased Cost, and the manner of calculating the same as determined by such Bank, shall be submitted by such Bank to the Agent and Borrower and, absent manifest error, shall be conclusive as to the correctness of the amount of the Increased Cost (provided that such determination be made reasonably and in good faith).

          3.5.2 If the Requisite Banks shall have determined that the introduction of or any change in any applicable law regarding capital adequacy, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Requisite Banks with any request or directive regarding capital adequacy (whether or not having the force of law) or any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Requisite Banks' capital as a consequence of its obligations hereunder, its commitment hereunder, or the transactions contemplated hereby to a level below that which the Requisite Banks could have achieved but for such adoption, change or compliance by an amount deemed by the Requisite Banks to be material, then the Borrower shall, subject to paragraph 3.5.4, pay to the Agent for delivery to each Bank affected by the foregoing, such additional amount or amounts determined by such Bank as will compensate such Bank for such reduced rate of return.

          3.5.3 Borrower acknowledges that compensation to any Bank for any increased costs incurred, or reduced rate of return realized, by such Bank and payable by Borrower pursuant to this Section 3.5 may take the form of an increase in the interest rate payable under the Loans.

          3.5.4  Notwithstanding anything to the contrary contained in this section 3.5, Borrower will not be responsible for the additional amounts imposed under paragraphs 3.5.1 or 3.5.2 if within 30 days after Borrower's receipt of written notice that such amounts are owing, Borrower repays in full the indebtedness (including premiums, if any) giving rise to such additional amounts.

     3.6  LETTERS OF CREDIT.

          3.6.1 Subject to the terms and conditions hereof, Borrower and any Wholly-owned Subsidiary may request the Agent to cause to be issued by Agent or, subject to the Intercreditor Agreement among Agent and the Banks dated even date herewith, any other Bank that so agrees Standby Letters of Credit or Commercial Letters of Credit for Borrower's or such Subsidiary's account, each of which, upon the issuance thereof, will constitute a Letter of Credit. Any Letter of Credit issued pursuant to this Agreement shall have a term, not including renewals, not exceeding one year. The Borrower or Wholly-owned Subsidiary for whose account a Letter of Credit is issued shall execute and deliver to the Issuing Bank (subject in any event to the terms of this Agreement and the Notes) such bank's standard application and reimbursement documents with respect thereto. Borrower shall be obligated, which obligation shall (a) survive the maturity of any Loan or Commitment provided for hereunder, (b) be joint and several with the obligations of any Wholly-owned Subsidiary for which a Letter of Credit is issued, and (c) be effective regardless of whether there exists any availability under any of the Commitments, to reimburse the Issuing Bank for any funds drawn upon any Letter of Credit. Unreimbursed Letter of Credit amounts shall bear interest from the date the applicable Letter of Credit is honored until satisfaction of the Borrower's reimbursement obligation at an annual rate equal to the Prime Rate. The Total Line of Credit Loan Commitment shall be reduced by the face amount of each Letter of Credit issued hereunder until the earlier of (i) the expiration or termination thereof, and (ii) payment by Borrower to the Issuing Bank of its reimbursement obligation with respect thereto. Also, the Single Facility Loan Commitment shall be reduced by the face amount of each Non-participated Letter of Credit until the earlier of (u) the expiration or termination thereof, and (v) payment by Borrower to MNB of its reimbursement obligation hereunder with respect thereto. Provided (w) the Line of Credit Maturity has not passed, and (x) there exists adequate availability under the Total Line of Credit Loan Commitment, at such time as funds are drawn upon a Participated Letter of Credit, the amount of such draw may, in the discretion of the Agent, be deemed to be borrowed under the Total Line of Credit Loan Commitment and immediately will begin to bear interest as a Prime Rate Loan. Provided (y) the Single Facility Loan Maturity has not passed, and (z) there exists adequate availability under the Single Facility Loan Commitment, at such time as funds are drawn upon a Non-participated Letter of Credit, the amount of such draw may, at MNB's discretion, be deemed to be borrowed under the Single Facility Loan Commitment and immediately will begin to bear interest as a Prime Rate Loan. Borrower will pay, to the Agent for Participated Letters of Credit (for distribution to the Banks, net of funds paid to the Issuing Bank by Borrower or a Wholly-owned Subsidiary for the costs of issuance), and to MNB for Non-participated Letters of Credit, a fee of .50% per annum of the face amount of any newly issued or renewed Standby Letter of Credit at the time of issuance or renewal of such Letter of Credit. Such fee is nonrefundable and Borrower shall not be entitled to any rebate of any portion thereof if such Letter of Credit does not remain outstanding through its stated expiry date or for any other reason. The Banks' agreement to issue Letters of Credit will expire on the Line of Credit Maturity.

          3.6.2 Borrower and any Wholly-owned Subsidiary for which a Letter of Credit is issued assumes all risks of the acts or omissions of any beneficiary under any Letter of Credit with respect to the use by such beneficiary of such Letter of Credit. Borrower acknowledges that neither the Banks, the Agent nor any of their officers or directors will be liable or responsible for (a) the use which may be made of any Letter of Credit or for any acts or omissions of any beneficiary in connection therewith, (b) the validity or genuineness of any documents delivered in connection with any Letter of Credit, or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or (c) any other circumstances whatsoever in connection with honoring or dishonoring any Letter of Credit except, in all cases, the foregoing persons shall not be relieved of liability in the case of (i) payment under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of the Letter of Credit, or (ii) acts constituting the gross negligence or willful misconduct of any such Person. The Issuing Bank may, subject to applicable United States law, accept documents that appear on their face to be in order, without responsibility for further investigation regardless of any notice or information to the contrary.

          3.6.3 Borrower hereby indemnifies Agent and the Banks and agrees to keep Agent and the Banks at all times indemnified against all liabilities (including costs and reasonable attorneys' fees) which Agent and the Banks may incur or which may be claimed against Agent and the Banks by any Person by reason of or relating to any matters arising in connection with any Letter of Credit or any of the transactions contemplated thereby; PROVIDED, HOWEVER, that Borrower shall not be required to indemnify any Bank for any claims, damages, losses, liabilities, costs or expenses arising solely from (i) payment under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of the Letter of Credit, or (ii) acts constituting the gross negligence or willful misconduct of the Issuing Bank, or (iii) the Agent's or Issuing Bank's willful failure to pay under the Letter of Credit after the presentation to the Agent or Issuing Bank by a Letter of Credit beneficiary of a sight draft and certificate(s) complying with the terms and conditions of the Letter of Credit.

          3.6.4 The Banks will have no obligation to issue any Letter of Credit if, at any date of determination, the sum of (a) the maximum aggregate amount available to be drawn under all Letters of Credit then outstanding, PLUS (b) the aggregate amount of all drawings under Letters of Credit not theretofore reimbursed by the Borrower (either by direct payment or an advance under a Commitment), would exceed $25,000,000.

          3.6.5 MNB may elect (but is not obligated) to issue a Letter of Credit without subjecting the letter to participation by the other Banks (each a "Non-participated Letter of Credit"), if the letter satisfies the following conditions:

               (a) The amount available to be drawn under such Letter of Credit does not exceed $25,000; and

               (b) The issuance of such Letter of Credit will not cause the sum of (i) the maximum aggregate amount available to be drawn under all Non-participated Letters of Credit then outstanding, PLUS (ii) the aggregate amount of all drawings under Non-participated Letters of Credit not theretofore reimbursed by the Borrower (either by direct payment or an advance under a Commitment), to exceed $350,000.

provided, however, that MNB may, at any time, and in its sole discretion, convert one or more Non-participated Letters of Credit (before or after presentation and honor) to Participated Letters of Credit. Agent will provide written notice to Borrower of the conversion of any Non-participated Letters of Credit to Participated Letters of Credit within 30 days after such conversion.

          3.6.6 Borrower shall pay to the Issuing Bank (for distribution to the Banks with respect to Participated Letters of Credit, net of funds paid to the Issuing Bank by Borrower or a Wholly-owned Subsidiary for the costs of issuance), for the issuance or renewal of each Commercial Letter of Credit, a fee of .25% of the face amount of any newly issued or renewed Commercial Letter of Credit at the time of issuance or renewal of such Letter of Credit. Such fee is nonrefundable and Borrower shall not be entitled to any rebate of any portion thereof if such Letter of Credit does not remain outstanding through its stated expiry date or for any other reason. Further, with respect to each Letter of Credit, in addition to the Loan Documents, Borrower or the Subsidiary, as applicable, shall execute and deliver such additional documents and agreements as are customarily obtained by the Issuing Bank in connection with letters of credit of the type requested.

          3.6.7 The Agent or another Bank shall issue the Letter of Credit upon Borrower's or a Wholly-owned Subsidiary's request pursuant to the terms of this Agreement; provided, however, that neither the Agent, nor any

Bank, shall have any obligation to issue a Letter of Credit during any time that there exists an Event of Default or Unmatured Event of Default.

4. REPRESENTATIONS AND WARRANTIES. In order to induce each Bank to enter into this Agreement and to provide the Loans, Borrower represents and warrants to each Bank that the following statements are true, correct and complete at the date hereof and at the date of each Loan:

     4.1  ORGANIZATION, POWERS, GOOD STANDING.

          4.1.1 (a) Borrower and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the respective states of their incorporation, (b) Borrower and each Subsidiary has full power, authority and legal right to own and operate its property and to conduct the business in which it is currently engaged, (c) Borrower and each Subsidiary is duly qualified and is in good standing under the laws of each jurisdiction in which the failure to so qualify may have a Material Adverse Effect, and (d) Borrower and each Subsidiary is in compliance with all Requirements of Law, except where the lack of compliance could not reasonably be expected to have a Material Adverse Effect.

          4.1.2 Borrower has full power and authority to execute, deliver and perform the Loan Documents, including, without limitation, to borrow under this Agreement. Borrower has taken all necessary action to authorize the execution, delivery and performance of the Loan Documents and Borrower has taken all necessary action to borrow under this Agreement. No consent or authorization of, or filing with, any Person (including, without limitation, any Governmental Authority) is required in connection with the execution, delivery and performance by Borrower or the validity or enforceability against Borrower of the Loan Documents.

     4.2  AUTHORIZATION OF BORROWING; ETC.

          4.2.1 The execution, delivery and performance by Borrower of this Agreement and the other Loan Documents do not and will not (a) violate any Requirement of Law applicable to Borrower or any Subsidiary, (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of Borrower or any Subsidiary, (c) result in or require the creation or imposition of any Lien of any nature whatsoever upon any of Borrower's or any Subsidiary's properties or assets, other than in favor of the Banks, or
(d) require any approval of any court or Governmental Authority or any approval or consent of any Person under any contractual obligation of Borrower, except where any violation, conflict, breach, default, imposition or failure to obtain any approval or consent would not have a Material Adverse Effect.

          4.2.2 The Loan Documents, when executed and delivered, will be the legally valid and binding obligations of Borrower, enforceable against it in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws, usury laws, or equitable principles relating to or limiting creditors' rights generally.

     4.3 SUBSIDIARIES. SCHEDULE 4.3 correctly sets forth as to each Subsidiary, its name, the jurisdiction of its incorporation, the name of its immediate parent and the percentage of its capital stock that is directly or indirectly owned by Borrower. Other than the Subsidiaries, Borrower does not own any material amount of capital stock in any Person.

     4.4 TITLE. Borrower and Subsidiaries, as applicable, have good and valid legal title to the assets reflected in Borrower's audited consolidated financial statements dated as of March 30, 1996 previously submitted to each of the Banks, and there are no Liens, charges or encumbrances (other than as permitted by this Agreement), on such property or assets.

     4.5 LITIGATION; ADVERSE FACTS. Except as set forth on SCHEDULE 4.5 to this Agreement, there is no action, suit, dispute, investigation, inquiry, arbitration, tax claim or other proceeding (including, without limitation, the enactment or promulgation of a statute or rule) at law or in equity or before or by any arbitrator or Governmental Authority pending or, to the knowledge of Borrower, threatened, against Borrower or any Subsidiary which might reasonably be expected to have a Material Adverse Effect.

     4.6 PAYMENT OF TAXES. All tax returns and reports required to be filed by Borrower and each Subsidiary have been prepared in accordance with acceptable standards and have been timely filed, and all Taxes, assessments, fees and amounts required to be withheld and paid to a Governmental Authority, and other governmental charges upon Borrower and each Subsidiary and upon their properties, assets, income and franchises which are shown on such returns to be due and payable have been paid when due and payable. Borrower does not know of any proposed, asserted or assessed tax deficiency against it or any Subsidiary that would be material to the condition (financial or otherwise) of Borrower or any Subsidiary. Neither Borrower nor any Subsidiary is a party to, bound by or obligated under any tax sharing or similar agreement.

     4.7  MATERIALLY ADVERSE AGREEMENTS; PERFORMANCE.

          4.7.1 To the best of Borrower's knowledge, neither Borrower nor any Subsidiary is in material default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its material contractual obligations and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default.

          4.7.2 Borrower and each Subsidiary owns or possesses all patents, trademarks, service marks, trade names, copyrights, licenses and rights necessary for the present and planned future conduct of its business, without any known conflict with the rights of others.

     4.8 ERISA COMPLIANCE. Borrower and Subsidiaries are in compliance in all material respects with any applicable provisions of ERISA. To the best of Borrower's knowledge, neither a Reportable Event nor a Prohibited Transaction has occurred or is continuing in relation to any pension plan and Borrower and each Subsidiary have not incurred any liability to the Pension Benefit Guaranty Corporation, except where the occurrence of such event could not reasonably be expected to have a Material Adverse Effect.

     4.9 ENVIRONMENTAL MATTERS. To the best of Borrower's knowledge, Borrower and each Subsidiary has complied in all respects with all Environmental Protection Statutes, except where the lack of compliance could not reasonably be expected to have a Material Adverse Effect. To the best of Borrower's knowledge, neither Borrower nor any Subsidiary nor any other Person has used any real property owned or leased by Borrower or any Subsidiary in the disposal of or to refine, generate, produce, store, treat, transfer, release or transport any hazardous waste or hazardous substance, or been designated by the United States Environmental Protection Agency or under any Environmental Protection Statute as a hazardous waste or hazardous substance disposal or removal site, superfund or clean-up site or candidate for removal or closure pursuant to any Environmental Protection Statute. No lien arising under or in connection with any Environmental Protection Statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary. Borrower agrees to indemnify and hold each Bank harmless from any and all violations by Borrower or any Subsidiary of any Environmental Protection Statute.

     4.10 INVESTMENT COMPANY. Borrower is not directly or indirectly controlled by, or acting on behalf of, a Person which is an "Investment Company" within the meaning of the Investment Company Act of 1940, as amended, that is organized or otherwise created under the laws of the United States, any State of the United States, the District of Columbia, Puerto Rico, the Philippine Islands, the Virgin Islands or any other possession of the United States.

     4.11 REGULATIONS U AND X. No part of the proceeds of the Loans will be used to purchase or carry any margin stock (within the meaning of Regulation U of the Federal Reserve Board of Governors) or to extend credit to others for the purpose of purchasing or carrying any margin stock. Neither Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purposes of purchasing or carrying any such margin stock. If requested by Agent, Borrower will furnish Agent with a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in such Regulation. Borrower also warrants that no part of the proceeds of the borrowings hereunder will be used by it for any purpose which violates, or which is inconsistent with, the provisions of Regulation X of said Board of Governors.

     4.12 INDEBTEDNESS. Neither Borrower nor any Subsidiary has any outstanding Indebtedness for borrowed money or with respect to Capital Leases except Indebtedness described in (a) SCHEDULE 4.12 to this Agreement or (b) Section 6.1 to this Agreement.

     4.13 SURVIVAL. All of the representations and warranties set forth in this Section 4 will survive until all of the Obligations are satisfied in full and there remain no outstanding commitments hereunder.

5. AFFIRMATIVE COVENANTS. Borrower covenants and agrees that, until all of the Obligations are satisfied, Borrower will perform each and all of the following:

     5.1 USE OF PROCEEDS. Borrower will use the proceeds of the Loans only for the purposes set forth in Section 2.7.

     5.2 ACCOUNTING RECORDS. Borrower will, and will cause the Wholly-owned Subsidiaries to, maintain adequate records in accordance with sound business practices and GAAP, applied on a Consistent Basis, except for changes required by GAAP or consented to in writing by Agent (which consent will not be unreasonably withheld). Upon five (5) days' prior notice, Borrower will provide, and cause each Subsidiary to provide, access to representatives of each Bank to visit any of the properties of Borrower or any Subsidiary and examine the books of account and discuss Borrower's and each Subsidiary's affairs, finances and accounts with, and be advised of the same by, Borrower's and each Subsidiary's officers, all at such reasonable times and as often as any Bank may reasonably request.

     5.3  REPORTS.  Borrower will deliver to Agent:

          5.3.1 Not later than sixty (60) days after the end of each Quarter (except the 4th Quarter, for the which financial statement due date shall be 90 days after the end of the Quarter), management prepared consolidated and consolidating financial statements of Borrower and Subsidiaries as of the end of such Quarter, and the consolidated and consolidating statements of profit and loss and surplus of Borrower and Subsidiaries from the beginning of Borrower's and Subsidiaries' Fiscal Year to the end of such Quarter, certified as correct (subject to year end adjustments) by the chief financial officer of Borrower.

          5.3.2 Not later than one hundred twenty (120) days after the end of each Fiscal Year of Borrower, the complete audited, consolidated and consolidating financial statements of Borrower and Subsidiaries, including the consolidated and consolidating balance sheet of Borrower and Subsidiaries as of the end of such year and the consolidated and consolidating statements of profit and loss and surplus of Borrower and Subsidiaries for the fiscal year then ended, certified by independent certified public accountants of recognized standing, to be prepared in accordance with GAAP and to present fairly the financial position and results of operation of Borrower and Subsidiaries.

          5.3.3 Within sixty (60) days after the end of each Quarter (except the 4th Quarter, for the which compliance certificate due date shall be 90 days after the end of such Quarter), a compliance certificate in the form of EXHIBIT V to this Agreement, duly completed and executed by the chief financial officer of Borrower.

          5.3.4 Promptly upon Borrower becoming aware of the occurrence of any: (a) Reportable Event; or (b) Prohibited Transaction in connection with any pension plan or any trust created thereunder, a written notice specifying the nature thereof, what action Borrower is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto.

          5.3.5 Promptly upon becoming aware of any Person seeking to obtain or threatening in writing to seek to obtain a decree or order for relief with respect to Borrower or any Wholly-owned Subsidiary in an involuntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, a written notice thereof specifying what action Borrower or such Subsidiary is taking or proposes to take with respect thereto.

          5.3.6 Promptly, copies of all amendments to the articles of incorporation or bylaws of Borrower.

          5.3.7 Promptly after the sending or filing thereof, copies of all reports, proxy statements and financial statements which Borrower files with its shareholders or any securities exchange or the SEC, including, without limitation, all reports on Form 10-K, 10-Q, and 8-K. Such reports need not include exhibits. Borrower agrees to promptly provide Agent with exhibits specifically requested by Agent.

          5.3.8 Promptly, upon Borrower's learning of any litigation or proceeding in which it or any Subsidiary is a party if an adverse decision in any such matter is reasonably likely to require it (i) to pay an amount in excess of 15% of Shareholder's Equity, as reflected in the most recent financial statements delivered to Agent, or (ii) deliver assets the value of which exceeds such sum (whether or not the claim is considered to be covered by insurance); or of the institution of any other suit or proceeding to which Borrower or any Subsidiary is a party that, by itself or together with any other such matters, might have a Material Adverse Effect a written notice thereof describing such event.

          5.3.9 Promptly, such other information and data with respect to Borrower or any Subsidiary as from time to time may be reasonably requested by any Bank.

     5.4 FINANCIAL COVENANTS. Borrower will at all times comply with the following covenants:

          5.4.1  Borrower will maintain a minimum Net Worth of $95,000,000;

          5.4.2 Borrower will maintain the ratio of Funded Debt to Shareholders' Equity equal to or less than 1.25 to 1.00;

          5.4.3 Borrower will maintain the ratio of Consolidated Current Assets to Consolidated Current Liabilities equal to or greater than 1.25 to 1.00; and

          5.4.4 Borrower will maintain the ratio of Income Available for Fixed Charges to Fixed Charges for the immediately preceding four consecutive Quarter period equal to or greater than 1.25 to 1.0 for such four Quarter period.

     5.5 CORPORATE EXISTENCE. Except as permitted by Section 6.3, Borrower will at all times preserve and keep in full force and effect its and each Subsidiary's corporate existence and any rights material to its business and will maintain its and each Subsidiary's right to transact business in each jurisdiction where its assets or the nature of its activities makes such qualification necessary, except where the failure could not reasonably be expected to have a Material Adverse Effect.

     5.6 PAYMENT OF TAXES AND CLAIMS. Borrower will pay or cause to be paid all Taxes, assessments and other governmental charges imposed upon Borrower or any Subsidiary before any penalty or interest accrues thereon; provided, however, that Borrower will not be required to pay any such Taxes, assessments, or charges if (a) the validity thereof will currently be contested in good faith by appropriate proceedings, (b) Borrower will have set aside on its books adequate reserves with respect to such Taxes, assessments, or charges and (c) Borrower gives notice in writing of such action to Agent; provided that any such Taxes, assessments, or charges will be paid immediately upon the commencement of proceedings to foreclose any liens securing the same, or upon institution of distraint proceedings.

     5.7 INSURANCE. Borrower will, at all times by financially sound and reputable insurers, maintain and cause each Subsidiary to maintain, in full force and effect, adequate fire and extended risk coverage, business interruption, workers' compensation, public liability and such other insurance coverages as may be required by law and/or in such amounts as is customary in the case of entities of well-established reputation engaged in the same or similar business.

     5.8 COMPLIANCE WITH LAWS, ETC. Borrower will exercise all due diligence in order to comply, in all material respects, with all Requirements of Laws, except where the lack of compliance could not reasonably be expected to have a Material Adverse Effect, including, without limitation, the following:

          5.8.1 Borrower will comply in all material respects with all applicable workers' compensation laws, regulations and administrative rules, directives or requirements. Borrower will furnish Agent upon demand evidence in form and substance as Agent or its counsel may reasonably require in order to verify such compliance. In the event that Borrower is qualified to self-insure under such laws, regulations and administrative rules, directives or requirements, and that Borrower is not otherwise precluded from so self-insuring by the terms of this Agreement, Borrower will comply in all material respects with all such laws, regulations, rules, directives and requirements pertaining to its self-insured status.

          5.8.2 Neither Borrower nor any of its Plans will engage in any Prohibited Transaction; incur any "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA) whether or not waived; or terminate any such Plan in a manner which could result in the imposition of a lien on the property of Borrower, pursuant to Section 4068 of ERISA or any successor provision thereto.

          5.8.3 Borrower will comply in all material respects with the Fair Labor Standards Act and will furnish Agent upon demand evidence in form and substance as Agent or its counsel will require to verify such compliance.

          5.8.4 Borrower will comply in all material respects with all applicable Environmental Protection Statutes.

     5.9 PAYMENT OF INDEBTEDNESS. Borrower and each of its Wholly-owned Subsidiaries will pay all of its Indebtedness, promptly when due in accordance with the terms of such Indebtedness, except to the extent that failure to pay such Indebtedness would not constitute an Event of Default under Section 7.1.4 hereof, and except to the extent a good faith basis exists for delay or non-payment thereof and Borrower or Subsidiary, as the case may be, is contesting in good faith any claim for payment thereof.

     5.10 MAINTENANCE OF FRANCHISES, ETC. Borrower and each Subsidiary will do or cause to be done all things necessary to preserve, renew and keep in full force and effect the rights, licenses, permits, franchises, agency agreements, and trade names material to the conduct of its business, and maintain and operate such businesses properly and efficiently, and in substantially the manner in which they are presently conducted and operated (subject to changes in the ordinary course of business).

     5.11 FURTHER ASSURANCES. At any time or from time to time, upon the request of Agent, Borrower will execute and deliver such further documents and do such other acts and things as Agent may reasonably request in order to effect fully the purpose of this Agreement, the other Loan Documents and other agreements contemplated hereby and to provide for payment of and security for the Loans made hereunder in accordance with the terms of this Agreement.

6. NEGATIVE COVENANTS. Borrower covenants and agrees that, until all of the Obligations are satisfied, Borrower will not, without the prior written consent of the Requisite Banks do any of the following:

     6.1 INDEBTEDNESS. The Borrower will not permit any Subsidiary to create, incur, assume or otherwise become or be, directly or indirectly, liable in respect of any Indebtedness (other than Indebtedness of a Subsidiary to the Borrower or to another Subsidiary), unless on the date of the incurrence of such Indebtedness and after giving effect to such incurrence, the sum of (the "Permitted Indebtedness Limitation"):

          (a) the aggregate principal amount of outstanding Indebtedness of all Subsidiaries (other than (i) Indebtedness of a Subsidiary to the Borrower or another Subsidiary, and (ii) Indebtedness arising in connection with the issuance of, or a draw upon, a Letter of Credit); plus (without duplication)

          (b)  the aggregate principal amount of all outstanding
Indebtedness of the Subsidiaries secured by Liens permitted by paragraphs
(g), (h), and (i) of Section 6.2 (such sum, as determined on any date, being hereinafter referred to as the "Priority Debt Amount");

shall not exceed 15% of Consolidated Total Assets as of the end of the fiscal Quarter of the Borrower which shall have ended most recently prior to such date of incurrence.

     6.2 LIENS. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any asset of any character of the Borrower or any Subsidiary (whether held on the date hereof or hereafter acquired) or any interest therein or any income or profits therefrom, except that, subject in any event to the Indebtedness limitations set forth in Section
6.1 above, the Borrower may permit to exist the following Liens:

          (a) Liens for taxes, assessments or governmental charges or levies either not yet due or the payment of which is not at the time required by Section 5.6;

          (b) Liens of landlords, carriers, warehousemen, mechanics, materialmen and other similar Persons incurred in the ordinary course of business for sums either not yet due or the payment of which is not at the time required by Section 5.9;

          (c) Liens (other than any Lien created or imposed under ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of letters of credit, tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive in any case of obligations incurred in connection with the borrowing of money or the obtaining of advances or credit);

          (d) any attachment, judgment or other similar Lien arising in connection with court proceedings, provided that (i) the execution or other enforcement of such Lien is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings diligently conducted and effective to delay or prevent the forfeiture or sale of any property of the Borrower or any Subsidiary or any material interference with the use thereof by the Borrower or any Subsidiary, and (ii) such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor (or, if no such reserve or other provision is required, the Borrower shall have set aside on its books reserves deemed by it to be adequate therefor);

          (e) easements, licenses, rights-of-way and other rights and privileges in the nature of easements and similar Liens incidental to the ownership of property and not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not, individually or in the aggregate, materially interfere with the ordinary conduct of the business of the Borrower or any Subsidiary or materially detract from the value of the properties subject to any such Liens;

          (f) Liens on property of any Subsidiary securing Indebtedness or other obligations of such Subsidiary owing to the Borrower or to a Subsidiary;

          (g) Liens existing on September 14, 1996; provided, however, that no such lien shall be extended to any other property or asset of the Borrower or any Subsidiary;

          (h) any Lien (including a Capital Lease) created solely to secure the deferred purchase price of property consisting of fixed assets acquired by the Borrower or any Subsidiary after the date hereof, or created to secure Indebtedness, incurred solely for the purpose of financing the acquisition of such property (if such debt is incurred at the time of or within 90 days after such acquisition), or existing on property acquired at the time of acquisition thereof, or, in the case of any Person which hereafter becomes a Subsidiary, any Lien in respect of its property existing at the time such Person becomes a Subsidiary, provided, however, that

               (i) no such Lien shall at any time extend to or cover any property of the Borrower or any Subsidiary other than the acquired property on which it was originally imposed and improvements thereto and proceeds thereof; and

               (ii) the principal amount of all Indebtedness secured by all such Liens on any such property shall at no time exceed an amount equal to the lesser of (1) the cost to the Borrower or such Subsidiary (including the principal amount of any pre-existing Indebtedness secured by such Liens, whether or not the Borrower or such Subsidiary has any personal liability with respect thereto) of such property, and (2) the fair market value of such property at the time of acquisition thereof (or, in the case of a Lien in respect of property existing at the time of a Person becoming a Subsidiary after the date hereof, the fair market value of such property at such time);

          (i) Liens extending, renewing or replacing any Lien permitted by clause (g) of this Section 6.2, provided that the principal amount of the Indebtedness secured by such Lien is not increased and such Lien is not extended to other property.

     For all purposes of this Section 6.2, any Person becoming a Subsidiary after the date of this Agreement shall be deemed to have incurred all of its then existing Liens at the time it becomes a Subsidiary, and any extension, renewal or refinancing of any Lien by the Borrower or any Subsidiary shall be deemed to be an incurrence of such Lien at the time of such extension, renewal or refinancing, and any Lien existing on any property or assets at the time it is acquired by the Borrower or any Subsidiary shall be deemed to have been created at the time of such acquisition.

     6.3 RESTRICTION ON FUNDAMENTAL CHANGES. The Borrower will not, and will not permit any Subsidiary to, voluntarily liquidate or dissolve, or consolidate or merge with any other Person, or permit any other Person to consolidate or merge with it, except that:

          (a) any Subsidiary may consolidate into or merge with (i) the Borrower or any Wholly-owned Subsidiary (if the Borrower or such

Wholly-owned Subsidiary shall be the continuing or surviving corporation) or (ii) any other corporation (if such Subsidiary shall be the continuing or surviving corporation);

          (b) any Subsidiary may sell, lease, transfer or otherwise dispose of its assets in their entirety to the Borrower or any Wholly-owned Subsidiary, and may thereafter liquidate and dissolve;

          (c) the Borrower may merge with any other corporation provided that the Borrower shall be the continuing or surviving corporation;

          (d) the Borrower may, subject to the written approval of all the Banks and the Agent, consolidate with or merge into any solvent corporation which shall be duly organized and validly existing in good standing under the laws of the United States of America or a state thereof, which shall be engaged in a line of business which is substantially the same or similar to the business in which the Borrower and its Subsidiaries are primarily engaged on the date of this Agreement and which shall expressly assume, pursuant to a written agreement satisfactory in form, scope and substance to the holders of the Notes, the due and punctual payment of the principal of, premium, if any, and interest on the Notes according to their tenor, and the due and punctual performance and observance of the obligations of the Borrower under this Agreement and the Notes, an executed counterpart of which assumption agreement shall have been furnished to each holder of a Note together with a favorable opinion of counsel satisfactory to each such holder covering such matters relating to such assumption and such assumption agreement as such holder may reasonably request; and

          (e) any Subsidiary may sell, lease, transfer or otherwise dispose of all or any portion of its assets if the disposition would comply with the restrictions set forth in Section 6.7.1(d) of this Agreement, after which such Subsidiary may liquidate and dissolve.

     It shall be a further condition to any consolidation or merger that, on the date of such consolidation or merger and immediately after giving effect to such action, no Event of Default or Unmatured Event of Default shall have occurred and be continuing and the Permitted Indebtedness Limitation shall not be exceeded. Nothing contained in this Section 6.3 shall permit the disposition of assets consisting of Indebtedness, stock or similar interests in any Subsidiary unless such disposition is also in compliance with the other terms and conditions of this Agreement.

     6.4 VIOLATION OF REGULATIONS. Borrower will not make any investment of any nature which would result in the violation of Regulations G, U, or X of the Board of Governors of the Federal Reserve System as the same may from time to time be amended or modified.

     6.5 SCOPE OF BUSINESS ACTIVITY. Borrower will not engage in any business or activities other than those representing its present business, provided that, subject to the other terms and conditions of this Agreement, Borrower may acquire or commence new or additional related businesses which do not have a Material Adverse Effect.

     6.6 DIVIDENDS AND DISTRIBUTIONS; CAPITAL STRUCTURE. The Borrower may, through a Subsidiary or otherwise, pay dividends or make capital distributions only so long as (a) no Event of Default has occurred and is continuing, (b) such dividend or distribution will not cause an Event of Default, and (c) there exists no Unmatured Event of Default. The Borrower may, directly or indirectly, through a Subsidiary or otherwise, purchase or retire any of its shares, or alter or amend its capital structure only so long as (a) no Event of Default has occurred and is continuing, (b) such transaction will not cause an Event of Default, and (c) there exists no Unmatured Event of Default.

     6.7  ADDITIONAL RESTRICTED TRANSACTIONS.

          6.7.1  The Borrower will not:

          (a) and will not permit any Subsidiary to, directly or indirectly, sell, assign, pledge or otherwise dispose of any Indebtedness of, or claim against, or any shares of stock or similar interests or other Securities (or warrants, rights or options to acquire stock or similar interests) of any Subsidiary, except to the Borrower or a Wholly-owned Subsidiary or except as to directors' qualifying shares if required by applicable law;

          (b) permit any Subsidiary to, directly or indirectly, issue or sell any shares of its stock or similar interests or other Securities (or warrants, rights or options to acquire any stock or similar interests) of such Subsidiary except to the Borrower or a Wholly-owned Subsidiary or except as to directors' qualifying shares or to satisfy preemptive rights if required by applicable law;

          (c) permit any Subsidiary to have outstanding any shares of preferred stock, except shares of preferred stock owned by the Borrower or a Wholly-owned Subsidiary; or

          (d) during any twelve month period sell, lease or otherwise dispose of, or permit to be sold, leased or otherwise disposed of, assets in excess of 15% (as reflected by the financial statements provided to Agent most recently before the first day of such twelve month period and ending on the date of such sale, lease or other disposition) of the aggregate book value of the Consolidated Total Assets of the Borrower and its Subsidiaries; PROVIDED, HOWEVER, that there shall not be included within the 15% limitation any assets subject to any of the following transactions:

               (i) the Borrower or any Subsidiary may sell and lease-back assets on such terms and conditions as the Agent may approve, which approval may not be unreasonably withheld; and

               (ii) the Borrower or any Subsidiary may sell or transfer property (other than Securities), provided that (i) such property is sold for no less than its fair market value, and
               (ii) the net proceeds of such sales are used to purchase other property of a similar nature or at least equivalent value.

Notwithstanding the foregoing, the Borrower or any Subsidiary may sell shares of stock of a Subsidiary, if each such sale satisfies both of the following conditions:

               (A) the shares will be sold for no less than their fair market value; and

               (B) such sale will not cause the sum of the consideration received for all sales of Subsidiary stock during the 12 month period immediately preceding the proposed date of sale to exceed an amount equal to 15% of the Consolidated Total Assets, as reflected by the financial statements provided to Agent most recently before the first day of such twelve month period.

7.  EVENTS OF DEFAULT; ACCELERATION; REMEDIES.

     7.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events, acts or occurrences will constitute an event of default (an "Event of Default") hereunder:

          7.1.1 FAILURE TO MAKE PAYMENTS WHEN DUE. Borrower will fail to pay any principal and/or interest owing under any Note when such amount is due (whether at stated maturity, as a result of a mandatory prepayment requirement, by acceleration, by notice of prepayment or otherwise), or Borrower will fail to pay any other amounts (including, without limitation, fees, costs and expenses) payable under this Agreement when such amounts are due.

          7.1.2 BREACH OF REPRESENTATION, WARRANTY OR CERTIFICATION. Any representation, warranty or certification made or furnished by Borrower or any Subsidiary under this Agreement, any other Loan Document or in any statement, document, letter or other writing or instrument furnished or delivered to any Bank pursuant to or in connection with this Agreement or other Loan Document or as an inducement to the Banks to enter into this Agreement, will, at any time, prove to have been materially false, incorrect or incomplete when made, effective or reaffirmed, as the case may be.

          7.1.3 DEFAULT UNDER LOAN DOCUMENTS, ETC. Borrower or any Subsidiary will fail to observe or perform any term, covenant, condition or agreement set forth in this Agreement, other than the terms and agreements described in Subsections 7.1.1 and 7.1.2 above, within 30 days after Borrower's receipt of written notice from Agent of such failure.

          7.1.4 DEFAULT ON OTHER AGREEMENTS. Any creditor or representative of any creditor of Borrower or any Wholly-owned Subsidiary declares or is or becomes entitled to declare any Indebtedness owing on any bond, debenture, note or other evidence of Indebtedness for borrowed money in an aggregate amount, in the case of a single creditor of Borrower or such Subsidiary, in excess of One Million ($1,000,000) Dollars, and for all creditors of Borrower or such Subsidiary, in excess of Two Million ($2,000,000) Dollars, to be due and payable prior to its expressed maturity by reason of any default by Borrower or such Subsidiary in the performance or observance of any obligation or condition (whether or not such creditor or representative has declared such Indebtedness to be due and payable) or any such Indebtedness becomes due by its terms and is not promptly paid or extended; PROVIDED, HOWEVER, that an Event of Default will not occur under this section 7.1.4 if such other default or breach is being contested in good faith by appropriate proceedings, notice thereof is promptly given to Agent and adequate reserves in accordance with GAAP have been made therefor and no other Event of Default has occurred.

          7.1.5  INVOLUNTARY BANKRUPTCY; APPOINTMENT OF TRUSTEE, ETC.

          (a) If an involuntary case seeking the liquidation or reorganization of Borrower or any Wholly-owned Subsidiary under Chapter 7 or Chapter 11, respectively, of the Federal Bankruptcy Code or any similar proceeding will be commenced against Borrower or any Wholly-owned Subsidiary under any other applicable law and any one or more of the following events occur: (i) Borrower or such Subsidiary consents to the institution of the involuntary case, (ii) the petition commencing the involuntary case is not timely controverted; (iii) the petition commencing the involuntary case is not dismissed within sixty (60) days of its filing;
(iv) an interim trustee is appointed to take possession of all or a substantial portion of the property and/or to operate all or any substantial portion of the business of Borrower or such Subsidiary or (v) an order for relief will have been issued or entered therein.

          (b) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, custodian, trustee or other officer having similar powers of Borrower or any Wholly-owned Subsidiary to take possession of all or a substantial portion of the property and/or to operate all or a substantial portion of the business of Borrower or such Subsidiary will have been entered and, within sixty (60) days from the date of entry, is not vacated, discharged or bonded against, or any similar relief will be granted against Borrower or such Subsidiary under any applicable federal or state law, and, within sixty (60) days from the date of entry, is not vacated, discharged or bonded against.

          7.1.6  VOLUNTARY BANKRUPTCY; APPOINTMENT OF TRUSTEE, ETC.

          (a) Borrower or any Wholly-owned Subsidiary will (i) institute a voluntary case seeking liquidation or reorganization under Chapter 7 or Chapter 11, respectively, of the federal Bankruptcy Code; (ii) file a petition, answer or complaint or will otherwise institute any similar proceeding under any other applicable law, or will consent thereto; (iii) consent to the conversion of a voluntary case to an involuntary case; (iv) consent to the conversion of an involuntary case to a voluntary case, (v) consent or acquiesce to the appointment of a trustee, receiver, liquidator, sequestrator, custodian or other officer with similar powers to take possession of all or a substantial portion of the property and/or to operate all or a substantial portion of the business of Borrower or any Subsidiary; or (vi) make a general assignment for the benefit of creditors.

          (b) The Board of Directors of Borrower or any Wholly-owned Subsidiary adopts any resolution or otherwise authorizes action to approve any of the foregoing.

          7.1.7  JUDGMENTS AND ATTACHMENTS.

          (a) Borrower or any Wholly-owned Subsidiary suffers any money judgment(s), fines or penalties in excess of $5,000,000 not covered by insurance, writ(s) or warrant(s) of attachment or similar process(es) and do not satisfy, discharge, vacate, bond or stay the same within a period of thirty (30) days or, in any event, within ten (10) days prior to the date of any proposed sale thereunder.

          (b) A judgment creditor obtains possession of any portion of the properties or assets of Borrower or any Wholly-owned Subsidiary by any means, including, without limitation, levy, distraint, replevin or self-help, and such possession has a Material Adverse Effect.

          7.1.8 DISSOLUTION. Any order, judgment or decree is entered against Borrower or any Wholly-owned Subsidiary having assets in excess of $100,000 decreeing the dissolution or division of it and such order will remain undischarged or unstayed for a period in excess of thirty (30) days.

          7.1.9 TERMINATION OF LOAN DOCUMENTS, ETC. Any of the Loan Documents cease to be in full force and effect for any reason other than a release or termination thereof upon the full payment and satisfaction of the Obligations.

     7.2 REMEDIES; TERMINATION OF COMMITMENTS. Upon the occurrence of an Event of Default, all amounts owing with respect to the Single Facility Loan and the Non-participated Letters of Credit will, at the option of MNB, and all other Obligations will, at the option of the Requisite Banks, be immediately due and payable without presentment, demand, protest, notice or other requirements of any kind, all of which are hereby expressly waived by Borrower, and all Commitments of the Banks hereunder will terminate, without further action of any kind. Upon acceleration, Agent may proceed to protect, exercise and enforce the Banks' rights and remedies hereunder and under the other Loan Documents and any other rights and remedies as are provided by law or equity. If any Loan is then one which may be repaid only upon payment of a Yield Maintenance Payment, the Agent will also assess a Yield Maintenance Payment. Agent may determine, in its sole discretion, the order and manner in which the Banks' rights and remedies are to be exercised, and all payments received by Agent will be applied as follows: FIRST, to all costs and expenses incurred by Agent in collecting any Obligations by reason of such Event of Default; SECOND, to accrued interest; and THIRD, to other Obligations in such order as Agent may determine in its sole discretion. Neither the Agent nor any Bank shall have any obligation to make any Loan or issue any Letter of Credit during any time that there exists an Event of Default or Unmatured Event of Default.

     7.3 RIGHT OF SET-OFF. In addition to all other remedies available to the Banks, after any Event of Default which has not been cured within any applicable period provided in this Section 7, each Bank is hereby authorized at any time and from time to time, without further notice to Borrower, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of Borrower, against any and all the obligations of Borrower, now or hereafter existing under any Loan Document. The Banks agree that any sums obtained as a result of set-off shall be made available for distribution among the Banks in accordance with their Ratable Share of the Total Commitment.

8.  MISCELLANEOUS.

     8.1 COSTS AND ATTORNEYS' FEES. All reasonable out-of-pocket fees, costs and expenses incurred by Agent in connection with the preparation, execution, delivery, performance and administration of the Loan Documents, any and all amendments, supplements and modifications thereof and the other instruments and documents to be delivered hereunder in connection with any matters contemplated by or arising out of this Agreement, whether (a) to commence, defend any action commenced by any party other than Borrower, or intervene in any litigation or to file a petition, complaint, answer, motion or other pleadings, (b) to take any other action in or with respect to any suit or proceedings (bankruptcy or otherwise), (c) to consult with officers of Agent or to advise Agent or (d) to enforce any rights of the Banks to collect any of the Obligations, including, without limitation, reasonable fees, costs and expenses of Agent's attorneys and paralegals, the allocated costs of Agent's internal counsel, together with interest thereon at the highest applicable default rate hereunder, will be part of the Obligations, payable on demand. All of the foregoing amounts may, at Agent's option, be charged as a Line of Credit Loan, a Single Facility Loan or a Revolving Loan, as determined by Agent, under this Agreement.

     8.2 WAIVERS, MODIFICATIONS IN WRITING. No failure or delay on the part of Agent or any Bank in exercising any right, power or remedy hereunder will operate as a waiver thereof, nor will any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for under this Agreement, in the Notes and in the other Loan Documents are cumulative and are not exclusive of any remedies that may be available to the Banks at law, in equity or otherwise. No amendment, modification, supplement, termination, consent or waiver of or to any provision of this Agreement, the Notes or the other Loan Documents, nor any consent to any departure therefrom, will in any event be effective unless the same will be in writing and signed by or on behalf of the Requisite Banks and Borrower; except that any change in a Maturity Date, Funding Date, payment date, interest rate, the definition of "Requisite Banks," the Total Commitment, any Bank's Revolving Loan Commitment or Line of Credit Loan Commitment, any Bank's share of the Total Commitment or any fee payable by the Borrower hereunder shall be effective only if evidenced by a writing signed by or on behalf of all the Banks (excluding any Defaulting Bank). No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

     8.3 NOTICES, ETC. All notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto will be in writing and (except for financial statements and other related informational documents to be furnished pursuant hereto which may be sent by first-class mail, postage prepaid), will be personally delivered, telecopied or sent by registered or certified mail, postage prepaid or sent by nationally recognized overnight delivery service and will be deemed to be received for purposes of this Agreement, (a) if mailed, three (3) Business Days after mailing by the sender, (b) if sent by overnight delivery service, one (1) Business Day after delivery to such service, and (c) if telecopied and mailed, at the time of sending (provided receipt can be confirmed by the sender). Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 8.3, notices, demands, instruments and other communications in writing will be given to or made upon the respective parties hereto as follows: if to Agent, at Agent's Address, with a copy to Agent's Counsel;

and if to Borrower, at Borrower's Address, with a copy to Borrower's
Counsel.

     8.4 NOTICE OF WRONGFUL ACT OR OMISSION BY AGENT OR BANKS. No action will be commenced by Borrower against Agent or any Bank arising out of or attributable to any act or omission of Agent or any Bank unless a notice specifically describing the act or omission will have been given to Agent or such Bank thirty (30) days prior to such judicial action.

     8.5 AGENT'S FAILURE TO ADVANCE. Upon any breach by Agent or a Bank under this Agreement, notwithstanding Borrower's conformance with the provisions of hereof, Borrower's sole remedies on account thereof will be:

          (a) to compel the Agent or such Bank to render the performance for which the breach is claimed; and

          (b) to recover actual and provable damages on account of such breach, including, without limitation, all reasonable fees and expenses incurred by the Borrower in connection the enforcement of this Agreement or any other Loan Document; provided, however, that neither Agent nor any Bank will ever be liable to Borrower for consequential damages, whatever the nature of the breach by Agent or such Bank hereunder; and

          (c) to protect, exercise and enforce any Borrower's rights under this Agreement or other Loan Documents or, subject to the limitations set forth above, any other rights and remedies provided by law or equity.

     8.6 HEADINGS. Section headings used in this Agreement are for convenience of reference only and will not constitute a part of this Agreement for any other purpose or affect the construction of this Agreement.

     8.7 EXECUTION IN COUNTERPARTS. This Agreement may be executed in counterparts and by different parties on separate counterparts, each of which counterparts, when so executed and delivered, will be deemed to be an original and each of which counterparts, taken together, will constitute but one and the same agreement. This Agreement will become effective upon the execution of a counterpart hereof by all of the parties hereto.

     8.8 BINDING EFFECT; ASSIGNMENT. This Agreement will be binding upon, and inure to the benefit of, Borrower and the Banks, and their respective successors and assigns; PROVIDED, HOWEVER, that except as expressly permitted under this Agreement, Borrower may not assign its rights hereunder or in connection herewith or any interest herein (voluntarily, by operation of law or otherwise) without the prior written consent of all the Banks. This Agreement will not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and each of their respective successors and assigns. Borrower and Banks agree that

Agent's written consent shall be required with respect to any assignment of an interest or delegation of an obligation by a Bank; provided, however, that (i) no consent shall be required from Borrower or any other Bank for the assignment of an interest or delegation of an obligation by a Bank to an Affiliate of such Bank, and (ii) no such assignment or delegation shall relieve the assigning or delegating Bank from performing any agreement or fulfilling any obligation of the Bank, or prejudice any rights of the Borrower, under this Agreement.

     8.9 SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is illegal, invalid, prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity, prohibition or unenforceability without invalidating or impairing the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     8.10 CHANGES IN ACCOUNTING PRINCIPLES. If any changes in accounting principles from those used in the preparation of the financial statements referred to in this Agreement are hereafter occasioned by the promulgation of rules, regulations, pronouncements or opinions of or required by the FASB or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), or there will occur any change in Borrower's fiscal or tax years and, as a result of any such changes, there will result in a change in the method of calculating any of the financial covenants, negative covenants, standards, or other terms or conditions found in this Agreement, then the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating Borrower's financial condition will be the same after such changes as if such changes had not been made.

     8.11 SURVIVAL OF AGREEMENTS; REPRESENTATIONS, WARRANTIES INDEMNITIES AND COVENANTS. All agreements, representations, warranties, indemnities and covenants made herein will survive the execution and delivery of this Agreement, the making of the Loans hereunder and the execution and delivery of the Notes.

     8.12 INDEPENDENCE OF COVENANTS. All covenants under this Agreement will each be given independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by another covenant, by an exception thereto, or be otherwise within the limitations thereof, will not avoid the occurrence of an Event of Default or Unmatured Event of Default if such action is taken or condition exists.

     8.13 CONSTRUCTION OF AGREEMENT. Neither this Agreement nor any uncertainty or ambiguity herein will be construed or resolved against Agent any Bank, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the parties and their counsel and will be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

     8.14 COMPLETE AGREEMENT. This Agreement, together with the exhibits and schedules to this Agreement, the Notes and the other Loan Documents, and the other agreements referred to herein or by their terms referring hereto, is intended by the parties as a final expression of their agreement and is intended as a complete statement of the terms and conditions of their agreement.

     8.15 NO FIDUCIARY RELATIONSHIP. No provision herein or in any of the other Loan Documents and no course of dealing between the parties will be deemed to create any fiduciary duty by Agent or the Banks to Borrower.

     8.16 CHOICE OF LAW. The validity of this Agreement, its construction, interpretation and enforcement and the rights of the parties hereto will be determined under, governed by and construed in accordance with the internal laws of the State of Michigan, without regard to principles of conflicts of law.

     8.17 VENUE; JURISDICTION. The parties agree that all actions or proceedings arising in connection with this Agreement, the Loan Documents and the Loans may be tried and litigated in the federal courts of the United States of the Western District of Michigan or a state court of general jurisdiction in Kent County, Michigan. Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. Borrower irrevocably consents to the service of process out of any such courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to Borrower, at its address set forth for notices in this Agreement, such service to become effective ten (10) days after such mailing. Nothing herein will affect the right of any Bank to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Borrower in any other jurisdiction. Borrower irrevocably waives any right it may have to assert the doctrine of FORUM NON CONVENIENS or to object to venue to the extent any proceeding is brought in accordance with this Section 8.17.

     8.18 WAIVERS VOLUNTARY. The waivers contained in this Agreement are freely, knowingly and voluntarily given by each party, without any duress or coercion, after each party has had opportunity to consult with its counsel and has carefully and completely read all of the terms and provisions of this Agreement, specifically including the waivers contained in this Section 8. Neither the Banks nor Borrower will be deemed to have relinquished the waivers contained herein except by a writing signed by the party to be charged with having relinquished any such waiver.

     8.19 WAIVER OF JURY TRIAL. Banks and Borrower acknowledge and agree that there may be a constitutional right to a jury trial in connection with any claim, dispute or lawsuit arising between them, but that such right may be waived. Accordingly, the parties agree that notwithstanding such constitutional right, in this commercial matter the parties believe and agree that it will be in their best interest to waive such right, and accordingly, hereby waive such right to jury trial, and further agree that the best forum for hearing any claim, dispute or lawsuit, if any, arising in connection with this Agreement, any Loan Document or the relationship between the Banks and Borrower, will be a court of competent jurisdiction sitting without a jury.

     BORROWER ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY COUNSEL OF ITS CHOICE WITH RESPECT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AND BORROWER ACKNOWLEDGES AND AGREES THAT (a) EACH OF THE WAIVERS SET FORTH HEREIN, WERE KNOWINGLY AND VOLUNTARILY MADE; (b) THE OBLIGATIONS OF THE BANKS HEREUNDER, INCLUDING THE OBLIGATION TO ADVANCE AND LEND FUNDS TO BORROWER IN ACCORDANCE HEREWITH, WILL BE STRICTLY CONSTRUED AND WILL BE EXPRESSLY SUBJECT TO SUCH BORROWER'S COMPLIANCE IN ALL RESPECTS WITH THE TERMS AND CONDITIONS HEREIN SET FORTH; AND (c) NO REPRESENTATIVE OF ANY BANK HAS WAIVED OR MODIFIED ANY OF THE PROVISIONS OF THIS AGREEMENT AS OF THE DATE HEREOF AND NO SUCH WAIVER OR MODIFICATION FOLLOWING THE DATE HEREOF WILL BE EFFECTIVE UNLESS MADE IN ACCORDANCE WITH SECTION 8.2 HEREOF.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first set forth above.


                                          "BORROWER"


                                          SPARTAN STORES, INC.
WITNESS:

______________________                    By: ____________________________

______________________                    Its: Senior Vice President


                                          "BANKS"


                                          MICHIGAN NATIONAL BANK


______________________                    By: ____________________________

______________________                    Its: ___________________________


                                          RATABLE SHARE OF EACH AND THE
                                          TOTAL DUAL FACILITY COMMITMENT:
                                          16.667%

                                          SHARE OF THE TOTAL COMMITMENT:
                                          28.571%

                                          LINE OF CREDIT
                                          LOAN COMMITMENT:  $10,000,000

                                          REVOLVING LOAN
                                          COMMITMENT:        $10,000,000

                                          SINGLE FACILITY
                                          LOAN COMMITMENT:  $20,000,000

                                          OLD KENT BANK


______________________                    By: ____________________________

______________________                    Its: ___________________________


                                          RATABLE SHARE OF EACH AND THE
                                          TOTAL DUAL FACILITY COMMITMENT:
                                          16.667%

                                          SHARE OF THE TOTAL COMMITMENT:
                                          14.286%

                                          LINE OF CREDIT
                                          LOAN COMMITMENT:   $10,000,000

                                          REVOLVING LOAN
                                          COMMITMENT:        $10,000,000


                                          NBD BANK


______________________                    By: ____________________________

______________________                    Its: ___________________________


                                          RATABLE SHARE OF EACH AND THE
                                          TOTAL DUAL FACILITY COMMITMENT:
                                          33.333%

                                          SHARE OF THE TOTAL COMMITMENT:
                                          28.571%

                                          LINE OF CREDIT
                                          LOAN COMMITMENT:   $20,000,000

                                          REVOLVING LOAN
                                          COMMITMENT:        $20,000,000

                                          HARRIS TRUST AND SAVINGS BANK


______________________                    By: ____________________________

______________________                    Its: ___________________________


                                          RATABLE SHARE OF EACH AND THE
                                          TOTAL DUAL FACILITY COMMITMENT:
                                          20.833%

                                          SHARE OF THE TOTAL COMMITMENT:
                                          17.857%

                                          LINE OF CREDIT
                                          LOAN COMMITMENT:   $12,500,000

                                          REVOLVING LOAN
                                          COMMITMENT:        $12,500,000


                                          NATIONAL CITY BANK OF
                                            COLUMBUS


______________________                    By: ____________________________

______________________                    Its: ___________________________


                                          RATABLE SHARE OF EACH AND THE
                                          TOTAL DUAL FACILITY COMMITMENT:
                                          12.5%

                                          SHARE OF THE TOTAL COMMITMENT:
                                          10.714%

                                          LINE OF CREDIT
                                          LOAN COMMITMENT:   $7,500,000

                                          REVOLVING LOAN
                                          COMMITMENT:        $7,500,000

                                          "AGENT"

                                          MICHIGAN NATIONAL BANK


______________________                    By: ____________________________

______________________                    Its: ___________________________

                                                               Exhibit I to
                                                           Credit Agreement


             FORM OF NOTICE OF BORROWING/REQUEST FOR ISSUANCE


                   (Cut-off is 12:30 p.m. Eastern Time)


                 TO:     MICHIGAN NATIONAL BANK

          ATTENTION:     TOM STEVENS

              FAX #:     (616) 771-__________________

               FROM:     SPARTAN STORES, INC.

                 RE:     $60,000,000 LINE OF CREDIT COMMITMENT
                         $60,000,000 REVOLVING LOAN COMMITMENT
                         $20,000,000 SINGLE FACILITY COMMITMENT
                           DATED AS OF DECEMBER 23, 1996
===========================================================================

          This request for a Loan or Letter of Credit is made pursuant and subject to the Credit Agreement dated as of December 23, 1996 (as amended, amended and restated, supplemented or otherwise modified in accordance with its terms, the "Credit Agreement") among Spartan Stores, Inc., a Michigan corporation (the "Borrower"), the banks listed therein (the "Banks") and Michigan National Bank, individually and as Agent for the Banks (the "Agent"). Unless otherwise defined herein, terms used herein have the meanings assigned to them in the Credit Agreement.

LOAN REQUESTED:

                    LOAN REQUEST DATE:  _____/_____/_____
                    FUNDING DATE:       _____/_____/_____
                    LOAN AMOUNT:        $________________

     FACILITY OPTION (Check to Indicate):
          _____     $60,000,000    LINE OF CREDIT
          _____     $60,000,000    REVOLVING LOAN
          _____     $20,000,000    SINGLE FACILITY LOAN

     INTEREST RATE OPTION (Line of Credit or Revolving Loan):
          _____     PRIME RATE LOAN
          _____     LIBOR RATE LOAN ________________*

     *PLEASE SPECIFY one month, two month, three month or six month INTEREST PERIOD

     INTEREST RATE OPTION (Single Facility Loan):
          _____     PRIME RATE LOAN
          _____     LIBOR AVERAGE LOAN


     METHOD OF ADVANCE:

               -CREDIT TO ACCOUNT #__________ OF
                _______________ (Borrower or Wholly-owned Subsidiary)


               -SPECIAL WIRE INSTRUCTIONS AS FOLLOWS:
               ________________________________________
               ________________________________________
               ________________________________________
               ________________________________________


LETTER OF CREDIT REQUESTED:

     LETTER OF CREDIT AMOUNT:           _________________________

     LETTER OF CREDIT EXPIRATION DATE:  _________________________

     NAME OF BENEFICIARY:          ______________________________

     ADDRESS OF BENEFICIARY:            _________________________
                                        _________________________
                                        _________________________
                                        _________________________

     COMPANY FOR WHICH THE
     LETTER IS TO BE ISSUED:  ___________________________________
                              (Borrower or Wholly-owned Sub.)

     PURPOSE OF LETTER:  ________________________________________
     ____________________________________________________________
     ____________________________________________________________


          The undersigned officer or agent of the Borrower does hereby certify that (i) all representations and warranties contained in the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof (unless stated to relate to a specific earlier date, in which case such representations and warranties will be true and correct in all material respects as of such earlier date); (ii) no Event of Default or Unmatured Event of Default has occurred, is continuing or will result from or exist after the consummation of the borrowing contemplated by this Notice or the application of the proceeds thereof;
(iii) the Borrower has performed in all material respects all agreements and satisfied all conditions under the Credit Agreement and the other Loan Documents provided to be performed or satisfied by it on or before the date hereof; (iv) nothing has occurred or has become known which has or could have a Material Adverse Effect on the business, operations, properties or condition (financial or otherwise) of the Borrower or the Subsidiaries since the date of the most recent financial statements provided to Agent by the Borrower; and (v) all conditions to the making of the requested Loan contained in the Credit Agreement have been, and will be on the Funding Date, satisfied.


     REQUESTED BY:

                    ____________________________________
                         (AUTHORIZED SIGNATURE)

                                                              Exhibit II to
                                                           Credit Agreement


                        FORM OF LINE OF CREDIT NOTE

$[        ]<F1>                                      Grand Rapids, Michigan
                                                     [          , 1996]<F2>


          FOR VALUE RECEIVED, Spartan Stores, Inc., a Michigan corporation
(the "Borrower") hereby promises to pay to the order of [             ]<F3>
(the "Bank") in lawful money of the United States of America in immediately available funds, at the office of Michigan National Bank located at 77 Monroe Center, Grand Rapids, Michigan 49503 or as otherwise designated pursuant to the Agreement (as hereinafter defined), on the Line of Credit Maturity (or earlier as set forth in the Agreement), the principal sum of
[$            ]<F1> (              <F4> DOLLARS) or, if less, the unpaid
principal amount of the Line of Credit Loans made by the Bank pursuant to the Agreement.

          The Borrower also promises to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in the Agreement.

          This Note is one of the Line of Credit Notes referred to in the Credit Agreement, dated as of December 23, 1996, among the Borrower, the Banks listed therein, and Michigan National Bank, as Agent (as amended, amended and restated, supplemented or otherwise modified in accordance with its terms, the "Agreement"). Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to them in the Agreement, are entitled to the benefits thereof and shall be subject to the provisions thereof. As provided in the Agreement, this Note is subject to mandatory and voluntary prepayment, in whole or in part. The terms and conditions of the Agreement are incorporated herein by this reference, and any in the event of any discrepancy between any term of this Note and a term of the Agreement, the Agreement will control.

_________________________

<F1> Insert amount of Bank's Line of Credit Commitment.

<F2> Insert date of Note.

<F3> Insert name of Bank.

<F4> Insert amount of Bank's Line of Credit Commitment in words.

         In case an Event of Default shall occur, the principal of and accrued interest on this Note, together with any fees, costs and premiums owing therewith, may be declared to be due and payable in the manner and with the effect provided in the Agreement.

          Advances under this Note are subject to the terms and conditions of the Agreement. Subject to the Agreement, all advances made hereunder shall be charged to a loan account in Borrower's name on Bank's books, and Bank shall debit to such account the amount of each advance made to, and credit to such account the amount of each repayment made by the Borrower.

          The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note. Reference is made to the Credit Agreement with respect to additional amounts that may be owing as a result of prepayments of principal hereunder, which amounts may be imposed in the event of a voluntary or involuntary prepayment.

          Neither the failure of the holder hereof promptly to exercise its right to declare the outstanding principal and accrued and unpaid interest and other charges hereunder to be immediately due and payable, nor failure to exercise any other right or remedy the holder may have for default, nor the acceptance by the holder of late or partial payments, nor the failure of the holder to demand strict performance of any obligation of the Borrower or of any other person who may be liable hereunder, shall constitute a waiver of any such rights while such default continues, nor a waiver of any such rights in connection with any future default oh the part of the Borrower or any other person who may be liable for the indebtedness evidenced hereby. Further, acceptance by the holder of partial payments prior to or following due acceleration of the indebtedness evidenced hereby shall not constitute a waiver by the holder of the acceleration of such indebtedness or of Borrower's default or of any other right or remedy otherwise available to the holder in such circumstance, all such partial payments constituting payments on account only.

          This Note shall be governed by and construed in accordance with the laws of the State of Michigan without regard to principles of conflict laws.

                                   SPARTAN STORES, INC.


                                   By:_____________________________________

                                      Name:________________________________

                                      Title:_______________________________

                                                            Exhibit III to
                                                           Credit Agreement

                          FORM OF REVOLVING NOTE

$[        ]<F1>                                      Grand Rapids, Michigan
                                                     [          , 1996]<F2>


          FOR VALUE RECEIVED, Spartan Stores, Inc., a Michigan corporation
(the "Borrower") hereby promises to pay to the order of [            ]<F3>
(the "Bank") in lawful money of the United States of America in immediately available funds, at the office of Michigan National Bank located at 77 Monroe Center, Grand Rapids, Michigan 49503 or as otherwise designated pursuant to the Agreement (as hereinafter defined), on the Revolving Loan Maturity (or earlier as set forth in the Agreement), the principal sum of
[$             ]<F1> (              <F4> DOLLARS) or, if less, the unpaid
principal amount of the Revolving Loans made by the Bank pursuant to the Agreement.

          The Borrower also promises to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in the Agreement.

          This Note is one of the Revolving Notes referred to in the Credit Agreement, dated as of December 23, 1996, among the Borrower, the Banks listed therein, and Michigan National Bank, as Agent (as amended, amended and restated, supplemented or otherwise modified in accordance with its terms, the "Agreement"). Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to them in the Agreement and are entitled to the benefits thereof and shall be subject to the provisions thereof. As provided in the Agreement, this Note is subject to mandatory and voluntary prepayment, in whole or in part. The terms and conditions of the Agreement are incorporated herein by this reference, and any in the event of any discrepancy between any term of this Note and a term of the Agreement, the Agreement will control.

          In case an Event of Default shall occur, the principal of and accrued interest on this Note, together with any fees, costs and premiums owing therewith, may be declared to be due and payable in the manner and with the effect provided in the Agreement.

___________________________

<F1> Insert amount of Bank's Revolving Loan Commitment.

<F2> Insert date of Note.

<F3> Insert name of Bank.

<F4> Insert amount of Bank's Revolving Loan Commitment in words.

          Advances under this Note are subject to the terms and conditions of the Agreement. Subject to the Agreement, all advances made hereunder shall be charged to a loan account in Borrower's name on Bank's books, and Bank shall debit to such account the amount of each advance made to, and credit to such account the amount of each repayment made by the Borrower.

          The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note. Reference is made to the Credit Agreement with respect to additional amounts that may be owing as a result of prepayments of principal hereunder, which amounts may be imposed in the event of a voluntary or involuntary prepayment.

          Neither the failure of the holder hereof promptly to exercise its right to declare the outstanding principal and accrued and unpaid interest and other charges hereunder to be immediately due and payable, nor failure to exercise any other right or remedy the holder may have for default, nor the acceptance by the holder of late or partial payments, nor the failure of the holder to demand strict performance of any obligation of the Borrower or of any other person who may be liable hereunder, shall constitute a waiver of any such rights while such default continues, nor a waiver of any such rights in connection with any future default on the part of the Borrower or any other person who may be liable for the indebtedness evidenced hereby. Further, acceptance by the holder of partial payments prior to or following due acceleration of the indebtedness evidenced hereby shall not constitute a waiver by the holder of the acceleration of such indebtedness or of Borrower's default or of any other right or remedy otherwise available to the holder in such circumstance, all such partial payments constituting payments on account only.

          This Note shall be governed by and construed in accordance with the laws of the State of Michigan without regard to principles of conflict laws.

                                   SPARTAN STORES, INC.



                                   By:_____________________________________

                                      Name:________________________________

                                      Title:_______________________________

                                                             Exhibit IV to
                                                           Credit Agreement

                              PROMISSORY NOTE


                                               Note No. ___________________

Amount:  $20,000,000                                 Grand Rapids, Michigan

Maturity:   December 23, 1999                     Dated:  December 23, 1996


          FOR VALUE RECEIVED, the undersigned (the "Borrower"), promises to pay to the order of Michigan National Bank, a national banking association (the "Bank"), at its office set forth below or at such other place as the Bank may designate in writing, the principal sum of Twenty Million Dollars ($20,000,000.00) or such lesser sum as shall have been advanced by Bank to Borrower under the Single Facility Loan Commitment, as that term is defined in the Credit Agreement, dated even date herewith (the "Credit Agreement"), among the Bank, the Borrower and the banks listed on the signature pages thereof, plus interest as provided in the Credit Agreement, all in lawful money of the United States of America. The unpaid principal balance of this promissory note ("Note") shall bear interest at the rates and at the times provided in the Credit Agreement. This Note shall mature, and all of indebtedness evidenced hereby, including, without limitation, outstanding principal and unpaid interest, shall be due and payable in full, upon the Single Facility Loan Maturity, as that term is defined in the Credit Agreement.

          Advances under this Note are subject to the terms and conditions of the Credit Agreement. All advances made hereunder shall be charged to a loan account in Borrower's name on Bank's books, and Bank shall debit to such account the amount of each advance made to, and credit to such account the amount of each repayment made by Borrower.

          This Note may be paid in full or in part at any time without payment of any prepayment fee. All payments received shall, at the option of the Bank, first be applied against accrued and unpaid interest and the balance against principal. Borrower expressly assumes all risks of loss or delay in the delivery of any payments made by mail, and no course of conduct or dealing shall affect Borrower's assumption of these risks.

          Upon the occurrence of any Event of Default, as that term is defined in the Credit Agreement, at its option and without any further notice to Borrower, the Bank may declare the entire unpaid principal balance of this Note and all accrued interest, together with all other indebtedness of Borrower to Bank, to be immediately due and payable.

          Upon the occurrence of any Event of Default, the unpaid principal balance of this Note shall bear interest at a rate which is two percent (2%) greater than the interest rate otherwise applicable hereunder. Further, if any payment under this Note is not paid on or before the tenth day after its date due, at the option of Bank a late charge of not more than five cents ($.05) for each dollar of the installment past due may be charged by Bank.

          Acceptance by Bank of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and Bank's acceptance of any such partial payment shall not constitute a waiver of Bank's right to receive the entire amount due. Borrower waives presentment for payment, demand, notice of non-payment, notice of protest or protest of this Note, and Bank diligence in collection or bringing suit, and consents to any and all extensions of time, renewals, waivers, or modifications as may be granted by Bank with respect to payment or any other provisions of this Note. The liability of the Borrower under this Note shall be absolute and unconditional, without regard to the liability of any other party.
This Note shall be deemed to have been executed in Michigan, and all rights and obligations hereunder shall be governed by the laws of the State of Michigan.

          This Note is executed and delivered by the Borrower in conjunction with the Credit Agreement, and is an integral part of the transactions contemplated thereby. The terms and conditions of the Credit Agreement are incorporated herein by his reference. Any capitalized term that is not defined in this Note will have the meaning assigned to such term in the Credit Agreement. In the event of any discrepancy between any term of this Note and a term of the Credit Agreement, the Credit Agreement will control.

          This Promissory Note is executed and delivered by a duly authorized officer of the Borrower on behalf of the Borrower on and as of the date set forth above.

                                   SPARTAN STORES, INC.



                                   By:_____________________________________

                                      Name:________________________________

                                      Title:_______________________________

                                                               Exhibit V to
                                                           Credit Agreement






MICHIGAN NATIONAL BANK
77 MONROE CENTER
P.O. BOX 1707
GRAND RAPIDS, Ml

ATTENTION:  TOM STEVENS

RE:  CREDIT AGREEMENT
     DATED DECEMBER 1996


ENCLOSED PLEASE FIND:

1.   CONSOLIDATED FINANCIAL STATEMENTS
2.   COMPLIANCE SCHEDULES

I HEREBY STATE, THAT AS THE SENIOR VICE PRESIDENT OF BUSINESS DEVELOPMENT AND FINANCE FOR SPARTAN STORES, INC., I HAVE REVIEWED THE PROVISIONS OF THE CREDIT AGREEMENT DATED DECEMBER 1996, AND THE FINANCIAL STATEMENTS AND SCHEDULES LISTED ABOVE.

I CERTIFY THAT NO DEFAULT OR EVENT OF DEFAULT EXISTED AS OF THE DATE OF THESE FINANCIAL STATEMENTS, AND TO THE BEST OF MY KNOWLEDGE, NO DEFAULT OR EVENT OF DEFAULT EXISTED DURING THE PERIOD COVERED BY THESE STATEMENTS, OR AT THIS DATE.

I ALSO CERTIFY THE FINANCIAL STATEMENTS AND SCHEDULES LISTED ABOVE WERE PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, AND THEY ARE COMPLETE AND CORRECT.

SINCERELY,


CHARLES B. FOSNAUGH
SENIOR VICE PRESIDENT
BUSINESS DEVELOPMENT AND FINANCE

COMPLIANCE SCHEDULE
     Quarter Ended
___________________________________________________________________________



MINIMUM NET WORTH                                  $

REQUIRED MINIMUM NET WORTH                         $95,000,000

___________________________________________________________________________
COMPLIANCE PER SECTION 5.4.2

CONSOLIDATED FUNDED DEBT                           $

CONSOLIDATED STOCKHOLDERS EQUITY                   $

FUNDED DEBT/EQUITY RATIO                     TO 1.00

LIMITATION ON CONSOLIDATED FUNDED DEBT:
FUNDED DEBT/EQUITY RATIO MUST BE LESS THAN 1.25 TO 1.00

___________________________________________________________________________
COMPLIANCE PER SECTION 5.4.3

CONSOLIDATED CURRENT ASSETS                        $

CONSOLIDATED CURRENT LIABILITIES                   $

CONSOLIDATED CURRENT RATIO                   TO 1.00

LIMITATION ON CONSOLIDATED CURRENT RATIO:
CURRENT RATIO MUST BE GREATER THAN 1.25 TO 1.00

COMPLIANCE SCHEDULE
     Quarter Ended
___________________________________________________________________________

COMPLIANCE PER SECTION 5.4.4

RENTALS                                 $
INTEREST EXPENSE                        $______________

FIXED CHARGES                           $

LIMITATION:
CONSOLIDATED NET INCOME                 $
TAXES ON INCOME                         $
MICHIGAN SINGLE BUSINESS TAX            $
RENTALS                                 $
INTEREST EXPENSE                        $
NON CASH REBATES                        $______________

INCOME AVAILABLE FOR FIXED CHARGES:     $

FIXED CHARGE RATIO                      TO 1.00

LIMITATION ON FIXED CHARGES:
INCOME AVAILABLE/FIXED CHARGE RATIO
MUST BE GREATER THAN 1.25 TO 1.00

COMPLIANCE SCHEDULE
     Quarter Ended
___________________________________________________________________________

COMPLIANCE PER SECTION 6.1 (a)(b)


RESTRICTED DEBT OF SUBSIDIARIES                   $
SECURED DEBT OF PARENT COMPANY                    $________________________

PRIORITY DEBT AMOUNT                              $

LIMITATION ON PRIORITY DEBT AMOUNT:
  CONSOLIDATED TANGIBLE ASSETS                    $
  @ 15%                                           $

___________________________________________________________________________
COMPLIANCE PER SECTION 6.7.1 (d)

NET BOOK VALUE OF ASSETS SOLD DURING
  THE PAST FOUR QUARTERS                          $

LIMITATION OF ASSETS SOLD:
  CONSOLIDATED ASSETS                             $
  @ 15%                                           $